                                                                     EXHIBIT 4.4

                                U.S. $170,000,000

                           THREE YEAR CREDIT AGREEMENT

                          Dated as of November 19, 2001

                                      Among

                                  RAYONIER INC.
                                   as Borrower
                                   -- --------

                                       and

                        THE INITIAL LENDERS NAMED HEREIN

                               as Initial Lenders
                               -- ------- -------

                                       and

                                 CITIBANK, N.A.

                             as Administrative Agent
                             -- -------------- -----

                                       and

                              BANK OF AMERICA, N.A.
                              THE BANK OF NEW YORK
                                  SUNTRUST BANK

                              as Syndication Agents
                              -- ----------- ------

                            SALOMON SMITH BARNEY INC.
                         BANC OF AMERICA SECURITIES INC.

                                  as Arrangers
                                  -- ---------

                                TABLE OF CONTENTS

ARTICLE I

         SECTION 1.01.  Certain Defined Terms                                                                     1
                        ---------------------

         SECTION 1.02.  Computation of Time Periods                                                              11
                        ---------------------------

         SECTION 1.03.  Accounting Terms                                                                         11
                        ----------------

ARTICLE II

         SECTION 2.01.  The Revolving Credit Advances                                                            11
                        -----------------------------

         SECTION 2.02.  Making the Revolving Credit Advances                                                     11
                        ------------------------------------

         SECTION 2.03.  The Competitive Bid Advances                                                             12
                        ----------------------------

         SECTION 2.04.  Fees                                                                                     15
                        ----

         SECTION 2.05.  Termination or Reduction of the Commitments                                              15
                        -------------------------------------------

         SECTION 2.06.  Repayment of Revolving Credit Advances                                                   15
                        --------------------------------------

         SECTION 2.07.  Interest on Revolving Credit Advances                                                    15
                        -------------------------------------

         SECTION 2.08.  Interest Rate Determination                                                              16
                        ---------------------------

         SECTION 2.09.  Optional Conversion of Revolving Credit Advances                                         17
                        ------------------------------------------------

         SECTION 2.10.  Prepayments of Revolving Credit Advances                                                 17
                        ----------------------------------------

         SECTION 2.11.  Increased Costs                                                                          17
                        ---------------

         SECTION 2.12.  Illegality                                                                               18
                        ----------

         SECTION 2.13.  Payments and Computations                                                                18
                        -------------------------

         SECTION 2.14.  Taxes                                                                                    19
                        -----

         SECTION 2.15.  Sharing of Payments, Etc.                                                                21
                        ------------------------

         SECTION 2.16.  Evidence of Debt                                                                         21
                        ----------------

         SECTION 2.17.  Use of Proceeds                                                                          22
                        ---------------

         SECTION 2.18.  Increase in the Aggregate Commitments                                                    22
                        -------------------------------------

ARTICLE III

         SECTION 3.01.  Conditions Precedent to Effectiveness of Sections 2.01 and 2.03                          23

         SECTION 3.02.  Conditions Precedent to Each Revolving Credit Borrowing and Commitment Increase.         24
                        -------------------------------------------------------------------------------

         SECTION 3.03.  Conditions Precedent to Each Competitive Bid Borrowing                                   24
                        ------------------------------------------------------

         SECTION 3.04.  Determinations Under Section 3.01                                                        25
                        ---------------------------------

ARTICLE IV

         SECTION 4.01.  Representations and Warranties of the Borrower                                           25

ARTICLE V

         SECTION 5.01.  Affirmative Covenants                                                                    27
                        ---------------------

         SECTION 5.02.  Negative Covenants                                                                       30
                        ------------------

         SECTION 5.03.  Financial Covenant                                                                       32
                        ------------------

ARTICLE VI

         SECTION 6.01.  Events of Default                                                                        33
                        -----------------

ARTICLE VII

         SECTION 7.01.  Authorization and Action                                                                 35
                        ------------------------

         SECTION 7.02.  Agent's Reliance, Etc.                                                                   35
                        ---------------------

         SECTION 7.03.  Citibank and Affiliates                                                                  35
                        -----------------------

         SECTION 7.04.  Lender Credit Decision                                                                   35
                        ----------------------

         SECTION 7.05.  Indemnification                                                                          36
                        ---------------

         SECTION 7.06.  Successor Agent                                                                          36
                        ---------------

         SECTION 7.07.  Other Agents.                                                                            36
                        -------------

ARTICLE VIII

         SECTION 8.01.  Amendments, Etc.                                                                         36
                        ---------------

         SECTION 8.02.  Notices, Etc.                                                                            37
                        ------------

         SECTION 8.03.  No Waiver; Remedies                                                                      37
                        -------------------

         SECTION 8.04.  Costs and Expenses                                                                       37
                        ------------------

         SECTION 8.05.  Right of Set-off                                                                         38
                        ----------------

         SECTION 8.06.  Binding Effect                                                                           38
                        --------------

         SECTION 8.07.  Assignments and Participations                                                           38
                        ------------------------------

         SECTION 8.08.  Confidentiality                                                                          41
                        ---------------

         SECTION 8.09.  Governing Law                                                                            41
                        -------------

         SECTION 8.10.  Execution in Counterparts                                                                41
                        -------------------------

         SECTION 8.11.  Jurisdiction, Etc.                                                                       41
                        -----------------

         SECTION 8.12.  Waiver of Jury Trial                                                                     42
                        --------------------

Schedules
---------

Schedule I                 -        List of Applicable Lending Offices

Schedule 3.01(b)           -        Disclosed Litigation

Schedule 4.01(i)           -        Environmental Matters

Schedule 4.01(o)           -        Post Retirement Benefit Obligations

Schedule 5.02(a)           -        Existing Liens

Schedule 5.02(d)           -        Existing Subsidiary Debt

Exhibits
--------

Exhibit A-1                -        Form of Revolving Credit Note

Exhibit A-2                -        Form of Competitive Bid Note

Exhibit B-1                -        Form of Notice of Revolving Credit Borrowing

Exhibit B-2                -        Form of Notice of Competitive Bid Borrowing

Exhibit C                  -        Form of Assignment and Acceptance

Exhibit D                  -        Form of Opinion of Counsel for the Borrower

                           THREE YEAR CREDIT AGREEMENT

                          Dated as of November 19, 2001

          RAYONIER INC., a North Carolina corporation (the "Borrower"), the
                                                            --------
banks, financial institutions and other institutional lenders (the "Initial
                                                                    -------
Lenders") listed on the signature pages hereof, and CITIBANK, N.A. ("Citibank"),
-------                                                              --------
as agent (the "Agent") for the Lenders (as hereinafter defined), agree as
               -----
follows:

                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

          SECTION 1.01. Certain Defined Terms. As used in this Agreement, the
                        ---------------------
following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

          "Advance" means a Revolving Credit Advance or a Competitive Bid
           -------
     Advance.

          "Affiliate" means, as to any Person, any other Person that, directly
           ---------
     or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person. For purposes of this definition, the term "control" (including the terms "controlling", "controlled by" and "under common control with") of a Person means the possession, direct or indirect, of the power to vote 5% or more of the Voting Stock of such Person or to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Stock, by contract or otherwise.

          "Agent's Account" means the account of the Agent maintained by the
           ---------------
     Agent at Citibank at its office at 388 Greenwich Street, New York, New York 10013, Account No. 36852248, Attention: Bank Loan Syndications.

          "Applicable Lending Office" means, with respect to each Lender, such
           -------------------------
     Lender's Domestic Lending Office in the case of a Base Rate Advance and such Lender's Eurodollar Lending Office in the case of a Eurodollar Rate Advance and, in the case of a Competitive Bid Advance, the office of such Lender notified by such Lender to the Agent as its Applicable Lending Office with respect to such Competitive Bid Advance.

          "Applicable Margin" means (a) for Base Rate Advances, 0% per annum and
           -----------------
     (b) for Eurodollar Rate Advances, as of any date, a percentage per annum determined by reference to the Public Debt Rating in effect on such date as set forth below:

    Public Debt Rating         Applicable Margin for
       S&P/Moody's           Eurodollar Rate Advances
-------------------------    ------------------------
Level 1
-------
BBB+ or Baa1 or above                 0.450%

Level 2
-------
Lower than Level 1 but at             0.675%
least BBB or Baa2

Level 3
-------
Lower than Level 2 but at             0.875%
least BBB- and Baa3

Level 4
-------
Lower than Level 3 but at             0.950%
least BBB- or Baa3

Level 5
-------
Lower than Level 4 but at             1.125%
least BB+ and Ba1

Level 6
-------
Lower than Level 5                    1.375%

          "Applicable Percentage" means, as of any date, a percentage per annum
           ---------------------
     determined by reference to the Public Debt Rating in effect on such date as set forth below:

   Public Debt Rating        Applicable
      S&P/Moody's            Percentage
-------------------------    ----------
Level 1
-------
BBB+ or Baa1 or above          0.175%

Level 2
-------
Lower than Level 1 but at      0.200%
least BBB or Baa2

Level 3
-------
Lower than Level 2 but at      0.250%
least BBB- and Baa3

Level 4
-------
Lower than Level 3 but at      0.300%
least BBB- or Baa3

Level 5
-------
Lower than Level 4 but at      0.375%
least BB+ and Ba1

Level 6
-------
Lower than Level 5             0.500%

          "Applicable Utilization Fee" means, as of any date that the aggregate
           --------------------------
     Advances exceed 33% of the aggregate Commitments, a percentage per annum determined by reference to the Public Debt Rating in effect on such date as set forth below:

   Public Debt Rating          Applicable
      S&P/Moody's            Utilization Fee
-------------------------    ----------------
Level 1
-------
BBB+ or Baa1 or above            0.125%

Level 2
-------
Lower than Level 1 but at        0.125%
least BBB or Baa2

Level 3
-------
Lower than Level 2 but at        0.250%
least BBB- and Baa3

Level 4
-------
Lower than Level 3 but at        0.250%
least BBB- or Baa3

Level 5
-------
Lower than Level 4 but at        0.250%
least BB+ and Ba1

Level 6
-------
Lower than Level 5               0.375%

          "Arrangers" means Salomon Smith Barney Inc. and Banc of America
           ---------
     Securities LLC.

          "Assignment and Acceptance" means an assignment and acceptance entered
           -------------------------
     into by a Lender and an Eligible Assignee, and accepted by the Agent, in substantially the form of Exhibit C hereto.

          "Assuming Lender" has the meaning specified in Section 2.18(d).
           --------------

          "Assumption Agreement" has the meaning specified in Section
           --------------------
     2.18(d)(ii).

          "Base Rate" means a fluctuating interest rate per annum in effect from
           ---------
     time to time, which rate per annum shall at all times be equal to the higher of:

               (a) the rate of interest announced publicly by Citibank in New York, New York, from time to time, as Citibank's base rate; and

               (b) 1/2 of one percent per annum above the Federal Funds Rate.

          "Base Rate Advance" means a Revolving Credit Advance that bears
           -----------------
     interest as provided in Section 2.07(a)(i).

          "Borrower's Form 10-K for 2000" has the meaning specified in Section
           -----------------------------
     4.01(f).

          "Borrowing" means a Revolving Credit Borrowing or a Competitive Bid
           ---------
     Borrowing.

          "Business Day" means a day of the year on which banks are not required
           ------------
     or authorized by law to close in New York City and, if the applicable Business Day relates to any Eurodollar Rate Advances, on which dealings are carried on in the London interbank market.

          "CERCLA" means the Comprehensive Environmental Response, Compensation
           ------
     and Liability Act of 1980, as amended.

          "CERCLIS" has the meaning specified in Section 4.01(k).
           -------

          "Commitment" means, with respect to any Lender at any time (a) the
           ----------
     amount set forth opposite such Lender's name on the signature pages hereof,
     (b) if such Lender has become a Lender hereunder pursuant to an Assumption Agreement, the amount set forth in such Assumption Agreement or (c) if such Lender has entered into any Assignment and Acceptance, the amount set forth for such Lender in the Register maintained by the Agent pursuant to Section 8.07(d), as such amount may be reduced pursuant to Section 2. 05 or increased pursuant to Section 2.18.

          "Commitment Date" has the meaning specified in Section 2.18(b).
           ---------------

          "Commitment Increase" has the meaning specified in Section 2.18(a).
           -------------------

          "Competitive Bid Advance" means an advance by a Lender to the Borrower
           -----------------------
     as part of a Competitive Bid Borrowing resulting from the competitive bidding procedure described in Section 2.03.

          "Competitive Bid Borrowing" means a borrowing consisting of
           -------------------------
     simultaneous Competitive Bid Advances from each of the Lenders whose offer to make one or more Competitive Bid Advances as part of such borrowing has been accepted under the competitive bidding procedure described in Section 2.03.

          "Competitive Bid Note" means a promissory note of the Borrower payable
           --------------------
     to the order of any Lender, in substantially the form of Exhibit A-2 hereto, evidencing the indebtedness of the Borrower to such Lender resulting from a Competitive Bid Advance made by such Lender.

          "Competitive Bid Reduction" has the meaning specified in Section 2.01.
           -------------------------

          "Confidential Information" means information that the Borrower
           ------------------------
     furnishes to the Agent or any Lender in a writing designated as confidential, but does not include any such information that is or becomes generally available to the public or that is or becomes available to the Agent or such Lender from a source other than the Borrower, that is not acting in violation of a confidentiality agreement with the Borrower.

          "Consolidated" refers to the consolidation of accounts in accordance
           ------------
     with GAAP.

          "Consolidated Assets" means on any date of determination, all amounts
           -------------------
     that are or should, in accordance with GAAP be included under assets on a Consolidated balance sheet of the Borrower and its Subsidiaries determined in accordance with GAAP as at such date.

          "Convert", "Conversion" and "Converted" each refers to a conversion of
           -------    ----------       ---------
     Revolving Credit Advances of one Type into Revolving Credit Advances of the other Type pursuant to Section 2.08 or 2.09.

          "Debt" of any Person means, without duplication, (a) all indebtedness
           ----
     of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (other than trade payables incurred in the ordinary course of such Person's business and that are not overdue for a period that is not consistent with the ordinary course of business of such Person), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all obligations of such Person as lessee under leases that have been or should be, in accordance with GAAP, recorded as capital leases, (f) all obligations, contingent or otherwise, of such Person in respect of acceptance, letter of credit or similar facilities (other than obligations under (i) Trade Letters of Credit, (ii) performance bonds or letters of credit issued in connection with the purchase of inventory, including prepaid timber stumpage, by the Borrower or any of its Subsidiaries in the ordinary course of business, (iii) performance bonds or letters of credit to secure obligations under workers' compensation laws or similar legislation, (iv) performance bonds or letters of credit issued for the account of the Borrower or any of its Subsidiaries to secure obligations under self-insurance programs to the extent permitted by the terms of this Agreement and in an aggregate maximum available amount with respect to all such performance bonds and letters of credit not to exceed at any one time $20,000,000 and (v) performance bonds or letters of credit issued for the account of the Borrower or any of its Subsidiaries not otherwise excluded from this definition in an aggregate maximum available amount with respect to all such performance bonds and letters of credit not to exceed at any one time $2,000,000, provided that in each case such
                                           --------
     performance bond or letter of credit (including, without limitation, any Trade Letters of Credit but excluding performance bonds or letters of credit described in clause (f)(v) above) does not secure Debt, (g) all Guarantees issued by such Person and (h) all Debt referred to in clauses
     (a) through (g) above secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Debt. The Debt of any Person shall include the Debt of any partnership in which such Person is a general partner, but shall not include obligations under a financial assurance statement that a Person is required to provide under Environmental Law in support of the closure and post-closure obligations of one or more of its Subsidiaries.

          "Default" means any Event of Default or any event that would
           -------
     constitute an Event of Default but for the requirement that notice be given or time elapse or both.

          "Disclosed Litigation" has the meaning specified in Section 3.01(b).
           --------------------

          "Domestic Lending Office" means, with respect to any Lender, the
           -----------------------
     office of such Lender specified as its "Domestic Lending Office" opposite its name on Schedule I hereto or in the Assumption Agreement or the Assignment and Acceptance pursuant to which it became a Lender, or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Agent.

          "EBITDA" means, for any Person during any period, earnings (income)
           ------
     from continuing operations before the cumulative effect of accounting changes and any provision for dispositions, income taxes, interest expense and depreciation, depletion and amortization and the non-cash cost of timberland and real estate sales, provided, that for purposes of calculating compliance with Section 5.03(a), the EBITDA attributable to any Person or business unit acquired by the Borrower or any of its Subsidiaries during any period of four full fiscal quarters shall be included on a pro forma basis for such period of four full fiscal quarters (assuming the consummation of each such acquisition occurred on the first day of such period of four full fiscal quarters).

          "Effective Date" has the meaning specified in Section 3.01.
           --------------

          "Eligible Assignee" means (a) any Lender; (b) an Affiliate of a
           -----------------
     Lender; (c) a commercial bank organized under the laws of the United States, or any State thereof, and having total assets in excess of $10,000,000,000; (d) a commercial bank organized under the laws of any other country that is a member of the Organization for Economic Cooperation and Development or has concluded special lending arrangements with the International Monetary Fund associated with its General Arrangements to Borrow or of the Cayman Islands, or a political subdivision of any such country, and having total assets in excess of $10,000,000,000, so long as such bank is acting through a branch or agency located in the country in which it is organized or another country that is described in this clause
     (d); (e) the central bank of any country that is a member of the Organization for Economic Cooperation and Development; and (f) any other Person approved by the Agent; provided, however, that (x) each Eligible
                                   --------  -------
     Assignee shall maintain a branch or representative office or similar presence in the United States and (y) neither the Borrower nor an Affiliate of the Borrower shall qualify as an Eligible Assignee.

          "Environmental Action" means any (a) administrative, regulatory or
           --------------------
     judicial action, suit, written demand, demand letter, written claim, notice of noncompliance or violation, notice of liability or potential liability, investigation, proceeding, consent order or consent agreement relating in any way to any Environmental Law, Environmental Permit or Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment including, without limitation, (i) by any governmental or regulatory authority for enforcement, cleanup, removal, response, remedial or other actions or damages and (ii) by any governmental or regulatory authority for damages, contribution, indemnification, cost recovery, compensatory or injunctive relief; and (b) any administrative, regulatory or judicial action, suit or proceeding brought by any third party properly before a forum of competent jurisdiction relating in any way to any Environmental Law, Environmental Permit or Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

          "Environmental Law" means any federal, state, local or foreign
           -----------------
     statute, law, ordinance, rule, regulation, code, order, judgment, decree or judicial or agency interpretation, policy or guidance relating to pollution or protection of the environment, health, safety or natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Materials all as amended or hereafter amended.

          "Environmental Permit" means any permit, approval, identification
           --------------------
     number, license or other authorization required under any Environmental
     Law.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as
           -----
     amended from time to time, and the regulations promulgated and rulings issued thereunder.

          "ERISA Affiliate" means any Person that for purposes of Title IV of
           ---------------
     ERISA is a member of the Borrower's controlled group, or under common control with the Borrower, within the meaning of Section 414 of the Internal Revenue Code.

          "ERISA Event" means (a) (i) the occurrence of a reportable event,
           -----------
     within the meaning of Section 4043 of ERISA, with respect to any Plan unless the 30-day notice requirement with respect to such event has been waived by the PBGC, or (ii) the requirements of subsection (1) of Section 4043(b) of ERISA (without regard to subsection (2) of such Section) are met with respect to a contributing sponsor, as defined in Section 4001(a)(13) of ERISA, of a Plan, and an event described in paragraph (9), (10), (11),
     (12) or (13) of Section 4043(c) of ERISA is reasonably expected to occur with respect to such Plan within the following 30 days; (b) the application for a minimum funding waiver with respect to a Plan; (c) the provision by the administrator of any Plan of a notice of intent to terminate such Plan pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA); (d) the cessation of operations at a facility of the Borrower or any of its ERISA Affiliates in the circumstances described in Section 4062(e) of ERISA; (e) the withdrawal by the Borrower or any of its ERISA Affiliates from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (f) the conditions for the imposition of a lien under Section 302(f) of ERISA shall have been met with respect to any Plan; (g) the adoption of an amendment to a Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA; or (h) the institution by the PBGC of proceedings to terminate a Plan pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that could constitute grounds for the termination of, or the appointment of a trustee to administer, a Plan.

          "Eurocurrency Liabilities" has the meaning assigned to that term in
           ------------------------
     Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

          "Eurodollar Lending Office" means, with respect to any Lender, the
           -------------------------
     office of such Lender specified as its "Eurodollar Lending Office" opposite its name on Schedule I hereto or in the Assumption Agreement or the Assignment and Acceptance pursuant to which it became a Lender (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Agent.

          "Eurodollar Rate" means, for any Interest Period for each Eurodollar
           ---------------
     Rate Advance comprising part of the same Revolving Credit Borrowing, an interest rate per annum equal to the rate per annum obtained by dividing
     (a) the rate per annum (rounded upward to the nearest whole multiple of 1/16 of 1% per annum) appearing on Telerate Markets Page 3750 (or any successor page) as the London interbank offered rate for deposits in U.S. dollars at approximately 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period or, if for any reason such rate is not available, the average (rounded upward to the nearest whole multiple of 1/16 of 1% per annum, if such average is not such a multiple) of the rate per annum at which deposits in U.S. dollars are offered by the principal office of each of the Reference Banks in London, England to prime banks in the London interbank market at 11:00 A.M. (London time) two Business Days before the first day of such Interest Period in an amount substantially equal to such Reference Bank's Eurodollar Rate Advance comprising part of such Revolving Credit Borrowing to be outstanding during such Interest Period and for a period equal to such Interest Period by (b) a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage for such Interest Period. If the Telerate Markets Page 3750 (or any successor page) is unavailable, the Eurodollar Rate for any Interest Period for each Eurodollar Rate Advance comprising part of the same Revolving Credit Borrowing shall be determined by the Agent on the basis of applicable rates furnished to and received by the Agent from the Reference Banks two Business Days before the first day of such Interest Period, subject, however, to the provisions of Section
                              -------  -------
     2.08.

          "Eurodollar Rate Advance" means a Revolving Credit Advance that bears
           -----------------------
     interest as provided in Section 2.07(a)(ii).

          "Eurodollar Rate Reserve Percentage" for any Interest Period for all
           ----------------------------------
     Eurodollar Rate Advances comprising part of the same Borrowing means the reserve percentage applicable two Business Days before the first day of such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on Eurodollar Rate Advances is determined) having a term equal to such Interest Period.

          "Events of Default" has the meaning specified in Section 6.01.
           -----------------

          "Existing Subsidiary Debt" has the meaning specified in Section
           ------------------------
     5.02(d)(ii).

          "Federal Funds Rate" means, for any period, a fluctuating interest
           ------------------
     rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it.

          "Fiscal Quarter" means each consecutive three calendar month period
           --------------
     ending March 31, June 30, September 30 or December 31 of any fiscal year.

          "GAAP" has the meaning specified in Section 1.03.
           ----

          "Guarantee" by any Person, means any obligation, contingent or
           ---------
     otherwise, of such Person guaranteeing directly or indirectly in any manner the Debt of any other Person, or in effect guaranteeing directly or indirectly the Debt of any other Person through an agreement (i) to pay or purchase such Debt or to advance or supply funds for the payment or purchase of such Debt, (ii) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Debt or to assure the holder of such Debt against loss, (iii) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or (iv) otherwise to assure a creditor against loss.

          "Hazardous Materials" means petroleum and petroleum products,
           -------------------
     byproducts or breakdown products, radioactive materials, asbestos-containing materials, polychlorinated biphenyls and radon gas and any other chemicals, materials or substances designated, classified or regulated as being "hazardous" or "toxic" or words of similar import, under any applicable Environmental Law.

          "Increase Date" has the meaning specified in Section 2.18(a).
           -------------

          "Increasing Lender" has the meaning specified in Section 2.18(b).
           -----------------

          "Indemnified Liabilities" has the meaning specified in Section
           -----------------------
     8.04(b).

          "Indemnified Party" has the meaning specified in Section 8.04(b).
           -----------------

          "Insufficiency" means, with respect to any Plan, the amount, if any,
           -------------
     of its unfunded benefit liabilities, as defined in Section 4001(a)(18) of ERISA.

          "Interest Period" means, for each Eurodollar Rate Advance comprising
           ---------------
     part of the same Revolving Credit Borrowing, the period commencing on the date of such Eurodollar Rate Advance or the date of the Conversion of any Base Rate Advance into such Eurodollar Rate Advance and ending on the last day of the period selected by the Borrower pursuant to the provisions below and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Borrower pursuant to the provisions below. The duration of each such Interest Period shall be one, two, three or six months, and subject to clause (c) of this definition, nine or twelve months, as the Borrower may, upon notice received by the Agent not later than 12:00 Noon (New York City time) on the third Business Day prior to the first day of such Interest Period, select; provided, however, that:
                                                --------  -------

               (a) the Borrower may not select any Interest Period that ends after the Termination Date;

               (b) Interest Periods commencing on the same date for Eurodollar Rate Advances comprising part of the same Revolving Credit Borrowing shall be of the same duration;

               (c) in the case of any such Revolving Credit Borrowing, the Borrower shall not be entitled to select an Interest Period having duration of nine or twelve months unless, by 2:00 P.M. (New York City time) on the third Business Day prior to the first day of such Interest Period, each Lender notifies the Agent that such Lender will be providing funding for such Revolving Credit Borrowing with such Interest Period (the failure of any Lender to so respond by such time being deemed for all purposes of this Agreement as an objection by such Lender to the requested duration of such Interest Period); provided that, if any or all of the Lenders object to the requested
          --------
          duration of such Interest Period, the duration of the Interest Period for such Revolving Credit Borrowing shall be one, two, three or six months, as specified by the Borrower in the applicable Notice of Revolving Credit Borrowing as the desired alternative to an Interest Period of nine or twelve months;

               (d) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided, however, that, if such extension would cause
                        --------  -------
          the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day; and

               (e) whenever the first day of any Interest Period occurs on a day of an initial calendar month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month by the number of months equal to the number of months in such Interest Period, such Interest Period shall end on the last Business Day of such succeeding calendar month.

          "Internal Revenue Code" means the Internal Revenue Code of 1986, as
           ---------------------
     amended from time to time, and the regulations promulgated and rulings issued thereunder.

          "Lenders" means the Initial Lenders, each Assuming Lender that shall
           -------
     become a party hereto pursuant to Section 2.18 and each Person that shall become a party hereto pursuant to Section 8.07.

          "Lien" means any lien, security interest or other charge or
           ----
     encumbrance of any kind, or any other type of preferential arrangement, including, without limitation, the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property.

          "Material Adverse Change" means any material adverse change in the
           -----------------------
     business, condition (financial or otherwise), operations, performance or properties of the Borrower and its Subsidiaries taken as a whole.

          "Material Adverse Effect" means a material adverse effect on (a) the
           -----------------------
     business, condition (financial or otherwise), operations, performance or properties of the Borrower and its Subsidiaries taken as a whole, (b) the rights and remedies of the Agent or any Lender under this Agreement or any Note or (c) the ability of the Borrower to perform its obligations under this Agreement or any Note.

          "Moody's" means Moody's Investors Service, Inc.
           -------

          "Multiemployer Plan" means a multiemployer plan, as defined in Section
           ------------------
     4001(a)(3) of ERISA, to which the Borrower or any of its ERISA Affiliates is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

          "Multiple Employer Plan" means a single employer plan, as defined in
           ----------------------
     Section 4001(a)(15) of ERISA, that (a) is maintained for employees of the Borrower or any ERISA Affiliate and at least one Person other than the Borrower and its ERISA Affiliates or (b) was so maintained and in respect of which the Borrower or any of its ERISA Affiliates could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

          "Note" means a Revolving Credit Note or a Competitive Bid Note.
           ----

          "Notice of Competitive Bid Borrowing" has the meaning specified in
           -----------------------------------
     Section 2.03(a).

          "Notice of Revolving Credit Borrowing" has the meaning specified in
           ------------------------------------
     Section 2.02(a).

          "NPL" has the meaning specified in Section 4.01(k).
           ---

          "Other Taxes" has the meaning specified in Section 2.15(b).
           -----------

          "PBGC" means the Pension Benefit Guaranty Corporation (or any
           ----
     successor).

          "Permitted Liens" means such of the following as to which no
           ---------------
     enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced: (a) Liens for taxes, assessments and governmental charges or levies to the extent not required to be paid under Section 5.01(b) hereof; (b) Liens imposed by law, such as materialmen's, mechanics', carriers', workmen's and repairmen's Liens and other similar Liens arising in the ordinary course of business securing obligations that are not overdue for a reasonable period and which, individually or when aggregated with all other Permitted Liens outstanding on any date, do not materially affect the use of the property to which they relate; (c) pledges or deposits to secure obligations under workers' compensation laws or similar legislation or to secure public or statutory obligations; and (d) easements, rights of way, encumbrances and minor defects or irregularities in title to real property not interfering in any material respect with the ordinary conduct of the business of the Borrower or any of its Subsidiaries.

          "Person" means an individual, partnership, corporation (including a
           ------
     business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

          "Plan" means a Single Employer Plan or a Multiple Employer Plan.
           ----

          "Public Debt Rating" means, as of any date, the highest rating that
           ------------------
     has been most recently announced by either S&P or Moody's, as the case may be, for any class of non-credit enhanced long-term senior unsecured debt issued by the Borrower. For purposes of the foregoing, (a) if only one of S&P and Moody's shall have in effect a Public Debt Rating, the Applicable Margin, the Applicable Percentage and the Applicable Utilization Fee shall be determined by reference to the available rating; (b) if neither S&P nor Moody's shall have in effect a Public Debt Rating, the Applicable Margin, the Applicable Percentage
     and the Applicable Utilization Fee will be set in accordance with Level 6 under the definition of "Applicable Margin", "Applicable Percentage" or
                              -----------------    ---------------------
     "Applicable Utilization Fee", as the case may be; (c) if any rating
      --------------------------
     established by S&P or Moody's shall be changed, such change shall be effective as of the date on which such change is first announced publicly by the rating agency making such change; and (d) if S&P or Moody's shall change the basis on which ratings are established, each reference to the Public Debt Rating announced by S&P or Moody's, as the case may be, shall refer to the then equivalent rating by S&P or Moody's, as the case may be.

          "Reference Banks" means Citibank, Bank of America, N.A.,
           ---------------                                         ----------
     and           .
         ----------

          "Register" has the meaning specified in Section 8.07(d).
           --------

          "Required Lenders" means at any time Lenders owed at least a majority
           ----------------
     in interest of the then aggregate unpaid principal amount of the Revolving Credit Advances owing to Lenders, or, if no such principal amount is then outstanding, Lenders having at least a majority in interest of the Commitments.

          "Revolving Credit Advance" means an advance by a Lender to the
           ------------------------
     Borrower as part of a Revolving Credit Borrowing and refers to a Base Rate Advance or a Eurodollar Rate Advance (each of which shall be a "Type" of
                                                                     ----
     Revolving Credit Advance).

          "Revolving Credit Borrowing" means a borrowing consisting of
           --------------------------
     simultaneous Revolving Credit Advances of the same Type made by each of the Lenders pursuant to Section 2.01.

          "Revolving Credit Note" means a promissory note of the Borrower
           ---------------------
     payable to the order of any Lender, delivered pursuant to a request made under Section 2.16 in substantially the form of Exhibit A-1 hereto, evidencing the aggregate indebtedness of the Borrower to such Lender resulting from the Revolving Credit Advances made by such Lender.

          "S&P" means Standard & Poor's, a division of The McGraw-Hill
           ---
     Companies, Inc.

          "Significant Subsidiary" means, at any time, a Subsidiary of the
           ----------------------
     Borrower having (a) at least 10% of the total Consolidated Assets of the Borrower and its Subsidiaries (determined as of the last day of the most recent Fiscal Quarter of the Borrower ended on or prior to such date) or
     (b) at least 5% of the Consolidated revenues of the Borrower and its Subsidiaries for the four most recent Fiscal Quarters of the Borrower ended on or prior to such date.

          "Single Employer Plan" means a single employer plan, as defined in
           --------------------
     Section 4001(a)(15) of ERISA, that (a) is maintained for employees of the Borrower or any of its ERISA Affiliates and no Person other than the Borrower and its ERISA Affiliates or (b) was so maintained and in respect of which the Borrower or any of its ERISA Affiliates could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

          "Subsidiary" of any Person means any corporation, partnership, joint
           ----------
     venture, limited liability company, trust or estate of which (or in which) more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether, at the time, capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such partnership, joint venture or limited liability company or
     (c) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries.

          "Tangible Net Worth" means, with respect to any Person as of any date
           ------------------
     of determination, the excess of total assets over total liabilities, total assets and total liabilities each to be determined in accordance with GAAP, excluding, however, from the determination of total assets, (a) goodwill,
     ---------  -------
     experimental or organizational expenses, research and development expenses, franchises, trademarks, service marks, trade names, copyrights, patents, patent applications, licenses and rights in any thereof, and other similar intangibles, (b) all unamortized debt discount and expense, (c) treasury stock and capital stock, obligations or other securities of, or capital contributions to, or investments in, any Subsidiary, and (d) any items not included in clauses (a) through (c) above which are treated as intangibles in conformity with GAAP, in each case, determined on a Consolidated basis and in accordance with GAAP.

          "Taxes" has the meaning specified in Section 2.14(a).
           -----

          "Termination Date" means the earlier of (a) November 19, 2004 and (b)
           ----------------
     the date of termination in whole of the Commitments pursuant to Section
     2.05 or 6.01.

          "Trade Letter of Credit" means any letter of credit that is issued for
           ----------------------
     the benefit of a supplier of inventory or provider of a service necessary for the conduct of the business of the Borrower or any of its Subsidiaries (other than any financial services) to the Borrower or any of its Subsidiaries to effect payment for such inventory or service.

          "Voting Stock" means capital stock issued by a corporation, or
           ------------
     equivalent interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency.

          "Withdrawal Liability" has the meaning specified in Part 1 of Subtitle
           --------------------
     E of Title IV of ERISA.

          SECTION 1.02. Computation of Time Periods. In this Agreement in the
                        ---------------------------
computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding".

          SECTION 1.03. Accounting Terms. All accounting terms not specifically
                        ----------------
defined herein shall be construed in accordance with United States generally accepted accounting principles as in effect from time to time ("GAAP").
                                                                ----

                                   ARTICLE II

                        AMOUNTS AND TERMS OF THE ADVANCES

          SECTION 2.01. The Revolving Credit Advances. Each Lender severally
                        -----------------------------
agrees, on the terms and conditions hereinafter set forth, to make Revolving Credit Advances to the Borrower from time to time on any Business Day during the period from the Effective Date until the Termination Date in an aggregate amount not to exceed at any time outstanding such Lender's Commitment provided that the
                                                               --------
aggregate amount of the Commitments of the Lenders shall be deemed used from time to time to the extent of the aggregate amount of the Competitive Bid Advances then outstanding and such deemed use of the aggregate amount of the Commitments shall be allocated among the Lenders ratably according to their respective Commitments (such deemed use of the aggregate amount of the Commitments being a "Competitive Bid Reduction"). Each Revolving Credit
                     -------------------------
Borrowing shall be in an aggregate amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof and shall consist of Revolving Credit Advances of the same Type made on the same day by the Lenders ratably according to their respective Commitments. Within the limits of each Lender's Commitment, the Borrower may borrow under this Section 2.01, prepay pursuant to Section 2.10 and reborrow under this Section 2.01.

          SECTION 2.02. Making the Revolving Credit Advances. (a) Each Revolving
                        ------------------------------------
Credit Borrowing shall be made on notice, given not later than (x) 12:00 Noon (New York City time) on the third Business Day prior to the date of the proposed Revolving Credit Borrowing in the case of a Revolving Credit Borrowing to be comprised of Eurodollar Rate Advances or (y) 11:00 A.M. (New York City time) on the Business Day of the proposed Revolving Credit Borrowing in the case of a Revolving Credit Borrowing to be comprised of Base Rate Advances, by the Borrower to the Agent, which shall give to each Lender prompt notice thereof by telecopier or by telex. Each such notice of a Revolving Credit Borrowing (a "Notice of Revolving
                                                            -------------------
Credit Borrowing") shall be by telephone, confirmed immediately in writing, or
----------------
telecopier or telex in substantially the form of Exhibit B-1 hereto, specifying therein the requested (i) date of such Revolving Credit Borrowing, (ii) Type of Revolving Credit Advances comprising such Revolving Credit Borrowing, (iii) aggregate amount of such Revolving Credit Borrowing, and (iv) in the case of a Revolving Credit Borrowing consisting of Eurodollar Rate Advances, initial Interest Period for each such Revolving Credit Advance. Each Lender shall on the date of such Revolving Credit Borrowing, before 11:00 A.M. (New York City time) , in the case of a Revolving Credit Borrowing to be comprised of Eurodollar Rate Advances, and before 1:00 P.M. (New York City time), in the case of a Revolving Credit Borrowing to be comprised of Base Rate Advances, make available for the account of its Applicable Lending Office to the Agent at the Agent's Account, in same day funds, such Lender's ratable portion of such Revolving Credit Borrowing. After the Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Section 3.02, the Agent will make such funds available to the Borrower at the Agent's address referred to in Section 8.02.

          (b) Anything in subsection (a) above to the contrary notwithstanding,
(i) the Borrower may not select Eurodollar Rate Advances for any Revolving Credit Borrowing if the obligation of the Lenders to make Eurodollar Rate Advances shall then be suspended pursuant to Section 2.08 or 2.12 and (ii) the Eurodollar Rate Advances may not be outstanding as part of more than eight separate Revolving Credit Borrowings.

          (c) Each Notice of Revolving Credit Borrowing shall be irrevocable and binding on the Borrower. In the case of any Revolving Credit Borrowing that the related Notice of Revolving Credit Borrowing specifies is to be comprised of Eurodollar Rate Advances, the Borrower shall indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in such Notice of Revolving Credit Borrowing for such Revolving Credit Borrowing the applicable conditions set forth in Section 3.02, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Revolving Credit Advance to be made by such Lender as part of such Revolving Credit Borrowing when such Revolving Credit Advance, as a result of such failure, is not made on such date.

          (d) Unless the Agent shall have received notice from a Lender prior to the date of any Revolving Credit Borrowing (in the case of a Revolving Credit Borrowing to be comprised of Eurodollar Rate Advances) and not later than 12:00 Noon (New York City time) on the Business Day of the proposed Revolving Credit Borrowing (in the case of a Revolving Credit Borrowing to be comprised of Base Rate Advances) that such Lender will not make available to the Agent such Lender's ratable portion of such Revolving Credit Borrowing, the Agent may assume that such Lender has made such portion available to the Agent on the date of such Revolving Credit Borrowing in accordance with subsection (a) of this
Section 2.02 and the Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such ratable portion available to the Agent, such Lender and the Borrower severally agree to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Agent, at (i) in the case of the Borrower, the interest rate applicable at such time to Revolving Credit Advances comprising such Revolving Credit Borrowing and (ii) in the case of such Lender, the Federal Funds Rate. If such Lender shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Lender's Revolving Credit Advance as part of such Revolving Credit Borrowing for purposes of this Agreement.

          (e) The failure of any Lender to make the Revolving Credit Advance to be made by it as part of any Revolving Credit Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Revolving Credit Advance on the date of such Revolving Credit Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Revolving Credit Advance to be made by such other Lender on the date of any Revolving Credit Borrowing.

          SECTION 2.03. The Competitive Bid Advances. (a) Each Lender severally
                        ----------------------------
agrees that the Borrower may make Competitive Bid Borrowings under this Section
2.03 from time to time on any Business Day during the period from the Effective Date until the date occurring 7 days prior to the Termination Date in the manner set forth below; provided that (x) each Competitive Bid Borrowing shall be in an
                 --------
aggregate amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof and (y) following the making of each Competitive Bid

Borrowing, the aggregate amount of the Advances then outstanding shall not exceed the aggregate amount of the Commitments of the Lenders.

          (i) The Borrower may request a Competitive Bid Borrowing under this
     Section 2.03 by delivering to the Agent, by telecopier or telex, a notice of a Competitive Bid Borrowing (a "Notice of Competitive Bid Borrowing"),
                                        -----------------------------------
     in substantially the form of Exhibit B-2 hereto, specifying the date and aggregate amount of the proposed Competitive Bid Borrowing, the maturity date for repayment of each Competitive Bid Advance to be made as part of such Competitive Bid Borrowing (which maturity date may not be earlier than the date occurring 7 days after the date of such Competitive Bid Borrowing or later than the earlier of (x) 180 days after the date of such Competitive Bid Borrowing and (y) the Termination Date), the interest payment date or dates relating thereto, and any other terms to be applicable to such Competitive Bid Borrowing, not later than 10:00 A.M. (New York City time) (A) at least one Business Day prior to the date of the proposed Competitive Bid Borrowing, if the Borrower shall specify in the Notice of Competitive Bid Borrowing that the rates of interest to be offered by the Lenders shall be fixed rates per annum and (B) at least four Business Days prior to the date of the proposed Competitive Bid Borrowing, if the Borrower shall instead specify in the Notice of Competitive Bid Borrowing the basis to be used by the Lenders in determining the rates of interest to be offered by them. The Agent shall in turn promptly notify each Lender of each request for a Competitive Bid Borrowing received by it from the Borrower by sending such Lender a copy of the applicable Notice of Competitive Bid Borrowing.

          (ii) Each Lender may, if, in its sole discretion, it elects to do so, irrevocably offer to make one or more Competitive Bid Advances to the Borrower as part of such proposed Competitive Bid Borrowing at a rate or rates of interest specified by such Lender in its sole discretion, by notifying the Agent (which shall give prompt notice thereof to the Borrower), before 10:00 A.M. (New York City time) (x) on the date of such proposed Competitive Bid Borrowing, in the case of a Notice of Competitive Bid Borrowing delivered pursuant to clause (A) of paragraph (i) above and
     (y) three Business Days before the date of such proposed Competitive Bid Borrowing, in the case of a Notice of Competitive Bid Borrowing delivered pursuant to clause (B) of paragraph (i) above of the minimum amount and maximum amount of each Competitive Bid Advance that such Lender would be willing to make as part of such proposed Competitive Bid Borrowing (which amounts may, subject to the proviso to the first sentence of Section 2.03(a), exceed such Lender's Commitment, if any), the rate or rates of interest therefor and such Lender's Applicable Lending Office with respect to such Competitive Bid Advance, provided that if the Agent in its capacity
                                      --------
     as a Lender shall, in its sole discretion, elect to make any such offer, it shall notify the Borrower of such offer before 9:00 A.M. (New York City time) on the date on which notice of such election is to be given to the Agent, by the other Lenders. If any Lender shall elect not to make such an offer, such Lender shall so notify the Agent before 10:00 A.M. (New York City time) on the date on which notice of such election is to be given to the Agent by the other Lenders, and such Lender shall not be obligated to, and shall not, make any Competitive Bid Advance as part of such Competitive Bid Borrowing; provided that the failure by any Lender to give such notice
                    --------
     shall not cause such Lender to be obligated to make any Competitive Bid Advance as part of such proposed Competitive Bid Borrowing.

          (iii) The Borrower shall, in turn, (x) before 11:00 A.M. (New York City time) on the date of such proposed Competitive Bid Borrowing, in the case of a Notice of Competitive Bid Borrowing delivered pursuant to clause
     (A) of paragraph (i) above and (y) before 11:00 A.M. (New York City time) three Business Days before the date of such proposed Competitive Bid Borrowing, in the case of a Notice of Competitive Bid Borrowing delivered pursuant to clause (B) of paragraph (i) above, either:

               (A) cancel such Competitive Bid Borrowing by giving the Agent notice to that effect, or

               (B) accept one or more of the offers made by any Lender or Lenders pursuant to paragraph (ii) above, in order of the lowest to the highest rates of interest or margins (or if two or more Lenders bid at the same rate of interest, and the amount of accepted offers is less than the aggregate amount of such offers, the amount to be borrowed from such Lenders as part of such

          Competitive Bid Borrowing shall be allocated among such Lenders pro
                                                                          ---
          rata on the basis of the maximum amount offered by such Lenders at
          ----
          such rates or margin in connection with such Competitive Bid Borrowing), by giving notice to the Agent of the amount of each Competitive Bid Advance (which amount shall be equal to or greater than the minimum amount, and equal to or less than the maximum amount, notified to the Borrower by the Agent on behalf of such Lender for such Competitive Bid Advance pursuant to paragraph (ii) above) to be made by each Lender as part of such Competitive Bid Borrowing, and reject any remaining offers made by Lenders pursuant to paragraph (ii) above by giving the Agent notice to that effect.

          (iv) If the Borrower notifies the Agent that such Competitive Bid Borrowing is cancelled pursuant to subsection (iii)(A) above, the Agent shall give prompt notice thereof to the Lenders and such Competitive Bid Borrowing shall not be made.

          (v) If the Borrower accepts one or more of the offers made by any Lender or Lenders pursuant to paragraph (iii)(B) above, the Agent shall in turn promptly notify (A) each Lender that has made an offer as described in paragraph (ii) above, of the date and aggregate amount of such Competitive Bid Borrowing and whether or not any offer or offers made by such Lender pursuant to paragraph (ii) above have been accepted by the Borrower, (B) each Lender that is to make a Competitive Bid Advance as part of such Competitive Bid Borrowing, of the amount of each Competitive Bid Advance to be made by such Lender as part of such Competitive Bid Borrowing, and (C) each Lender that is to make a Competitive Bid Advance as part of such Competitive Bid Borrowing, upon receipt, that the Agent has received forms of documents appearing to fulfill the applicable conditions set forth in
     Section 3.03. Each Lender that is to make a Competitive Bid Advance as part of such Competitive Bid Borrowing shall, before 12:00 Noon (New York City time) on the date of such Competitive Bid Borrowing specified in the notice received from the Agent pursuant to clause (A) of the preceding sentence or any later time when such Lender shall have received notice from the Agent pursuant to clause (C) of the preceding sentence, make available for the account of its Applicable Lending Office to the Agent at the Agent's Account, in same day funds, such Lender's portion of such Competitive Bid Borrowing. Upon fulfillment of the applicable conditions set forth in
     Section 3.03 and after receipt by the Agent of such funds, the Agent will make such funds available to the Borrower at the Agent's address referred to in Section 8.02. Promptly after each Competitive Bid Borrowing the Agent will notify each Lender of the amount of the Competitive Bid Borrowing, the consequent Competitive Bid Reduction and the dates upon which such Competitive Bid Reduction commenced and will terminate and the range of interest rates with respect to the Competitive Bid Advances made as part of such Competitive Bid Borrowing.

          (vi) If the Borrower notifies the Agent that it accepts one or more of the offers made by any Lender or Lenders pursuant to paragraph (iii)(y) above, such notice of acceptance shall be irrevocable and binding on the Borrower. The Borrower shall indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in the related Notice of Competitive Bid Borrowing for such Competitive Bid Borrowing the applicable conditions set forth in Section 3.03, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Competitive Bid Advance to be made by such Lender as part of such Competitive Bid Borrowing when such Competitive Bid Advance, as a result of such failure, is not made on such date.

          (b) Within the limits and on the conditions set forth in this Section 2.03, the Borrower may from time to time borrow under this Section 2.03, repay pursuant to subsection (c) below and reborrow under this Section 2.03, provided
                                                                       --------
that a Competitive Bid Borrowing shall not be made within three Business Days of the date of any other Competitive Bid Borrowing.

          (c) The Borrower shall repay to the Agent for the account of each Lender that has made a Competitive Bid Advance, on the maturity date of such Competitive Bid Advance (such maturity date being that specified by the Borrower for repayment of such Competitive Bid Advance in the related Notice of Competitive Bid Borrowing delivered pursuant to subsection (a)(i) above and provided in the Competitive Bid Note evidencing such

Competitive Bid Advance), the then unpaid principal amount of such Competitive Bid Advance. The Borrower shall have the right to prepay any Competitive Bid Advance only upon the terms agreed to in connection with such Competitive Bid Advance.

          (d) The Borrower shall pay interest on the unpaid principal amount of each Competitive Bid Advance from the date of such Competitive Bid Advance until the date the principal amount of such Competitive Bid Advance is paid in full at the rate of interest for such Competitive Bid Advance specified by the Lender making such Competitive Bid Advance in the notice delivered pursuant to subsection (a)(ii) above, payable on the interest payment date or dates specified by the Borrower for such Competitive Bid Advance in the related Notice of Competitive Bid Borrowing delivered pursuant to subsection (a)(i) above, as provided in the Competitive Bid Note evidencing such Competitive Bid Advance. At any time during which the Borrower shall fail (x) to pay any principal of any Advance, any interest on any Advance or make any other payment in connection with this Agreement when the same becomes due and payable or (y) to perform or observe any term, covenant or agreement contained in Section 5.03, the Borrower shall pay interest on the amount of unpaid principal of and interest on each Competitive Bid Advance owing to a Lender, payable in arrears on the date or dates interest is payable thereon, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on such Competitive Bid Advance under the terms of the Competitive Bid Note evidencing such Competitive Bid Advance unless otherwise agreed in such Competitive Bid Note.

          (e) The indebtedness of the Borrower resulting from each Competitive Bid Advance made to the Borrower as part of a Competitive Bid Borrowing shall be evidenced by a separate Competitive Bid Note of the Borrower payable to the order of the Lender making such Competitive Bid Advance.

          (f) Following the making of each Competitive Bid Borrowing, the Borrower shall be in compliance with the limitation set forth in clause (y) of the proviso to the first sentence of Section 2.03(a).

          (g) The Borrower shall pay to the Agent for its own account such fees as may be agreed between the Borrower and the Agent in connection with each request for a Competitive Bid Borrowing whether or not any Competitive Bid Borrowing is in fact made.

          SECTION 2.04. Fees. (a) Facility Fee. The Borrower agrees to pay to
                        ----      ------------
the Agent for the ratable account of each Lender a facility fee on the aggregate amount of such Lender's Commitment from the date hereof until the Termination Date at a rate per annum equal to the Applicable Percentage in effect from time to time, payable in arrears quarterly on the last day of each March, June, September and December, commencing December 31, 2001, and on the Termination Date.

          (b) Agent's Fees. The Borrower shall pay to the Agent for its own
              ------------
account such fees as may from time to time be agreed between the Borrower and the Agent.

          SECTION 2.05. Termination or Reduction of the Commitments. The
                        -------------------------------------------
Borrower shall have the right, upon at least three Business Days' notice to the Agent, to terminate in whole or permanently reduce ratably in part the unused portions of the respective Commitments of the Lenders, provided that the
                                                       --------
aggregate amount of the Commitments of the Lenders shall not be reduced to an amount that is less than the aggregate principal amount of the Competitive Bid Advances then outstanding, and provided further that each partial reduction
                               -------- -------
shall be in the aggregate amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof.

          SECTION 2.06. Repayment of Revolving Credit Advances. The Borrower
                        --------------------------------------
shall repay to the Agent for the ratable account of the Lenders on the Termination Date the aggregate principal amount of the Revolving Credit Advances then outstanding.

          SECTION 2.07. Interest on Revolving Credit Advances. (a) Scheduled
                        -------------------------------------      ---------
Interest. The Borrower shall pay interest on the unpaid principal amount of each
--------
Revolving Credit Advance owing to each Lender from the date of such Revolving Credit Advance until such principal amount shall be paid in full, at the following rates per annum:

          (i) Base Rate Advances. During such periods as such Revolving Credit
              ------------------
     Advance is a Base Rate Advance, a rate per annum equal at all times to the sum of (x) the Base Rate in effect from time to time plus (y) the Applicable Margin in effect from time to time plus (z) the Applicable
                                                   ----
     Utilization Fee in effect from time to time, payable in arrears quarterly on the last day of each March, June, September and December during such periods and on the date such Base Rate Advance shall be Converted or paid in full.

          (ii) Eurodollar Rate Advances. During such periods as such Revolving
               ------------------------
     Credit Advance is a Eurodollar Rate Advance, a rate per annum equal at all times during each Interest Period for such Revolving Credit Advance to the sum of (x) the Eurodollar Rate for such Interest Period for such Revolving Credit Advance plus (y) the Applicable Margin in effect from time to time
                    ----
     plus (z) the Applicable Utilization Fee in effect from time to time,
     ----
     payable in arrears on the last day of such Interest Period and, if such Interest Period has a duration of more than three months, on each day that occurs during such Interest Period every three months from the first day of such Interest Period and on the date such Eurodollar Rate Advance shall be Converted or paid in full.

          (b) Default Interest. At any time during which the Borrower shall fail
              ----------------
(i) to pay any principal of any Advance, any interest on any Advance or make any other payment in connection with this Agreement when the same becomes due and payable or (ii) to perform or observe any term, covenant or agreement contained in Section 5.03, the Agent may, and upon the request of the Required Lenders shall, require the Borrower to pay interest ("Default Interest") on (i) the
                                              ----------------
unpaid principal amount of each Revolving Credit Advance owing to each Lender, payable in arrears on the dates referred to in clause (a)(i) or (a)(ii) above, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on such Revolving Credit Advance pursuant to clause (a)(i) or (a)(ii) above and (ii) to the fullest extent permitted by law, the amount of any interest, fee or other amount payable hereunder that is not paid when due, from the date such amount shall be due until such amount shall be paid in full, payable in arrears on the date such amount shall be paid in full and on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on Base Rate Advances pursuant to clause (a)(i) above, provided, however, that following acceleration of the Advances pursuant to
--------  -------
Section 6.01, Default Interest shall accrue and be payable hereunder whether or not previously required by the Agent.

          SECTION 2.08. Interest Rate Determination. (a) Each Reference Bank
                        ---------------------------
agrees to furnish to the Agent timely information for the purpose of determining each Eurodollar Rate. If any one or more of the Reference Banks shall not furnish such timely information to the Agent for the purpose of determining such interest rate, the Agent shall determine such interest rate on the basis of timely information furnished by the remaining Reference Banks.

          (b) The Agent shall give prompt notice to the Borrower and the Lenders of the applicable interest rate determined by the Agent for purposes of Section 2.07(a)(i) or (ii), and the applicable rate, if any, furnished by each Reference Bank for the purpose of determining the applicable interest rate under Section 2.07(a)(ii).

          (c) If Telerate Markets Page 3750 is unavailable and fewer than two Reference Banks furnish timely information to the Agent for determining the Eurodollar Rate for any Eurodollar Rate Advances,

          (i) the Agent shall forthwith notify the Borrower and the Lenders that the interest rate cannot be determined for such Eurodollar Rate Advances,

          (ii) each such Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance (or if such Advance is then a Base Rate Advance, will continue as a Base Rate Advance), and

          (iii) the obligation of the Lenders to make, or to Convert Revolving Credit Advances into, Eurodollar Rate Advances shall be suspended until the Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist.

          (d) If, with respect to any Eurodollar Rate Advances, the Required Lenders notify the Agent that the Eurodollar Rate for any Interest Period for such Advances will not adequately reflect the cost to such Required Lenders of making, funding or maintaining their respective Eurodollar Rate Advances for such Interest Period, the Agent shall forthwith so notify the Borrower and the Lenders, whereupon (i) each Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance, and (ii) the obligation of the Lenders to make, or to Convert Revolving Credit Advances into, Eurodollar Rate Advances shall be suspended until the Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist.

          (e) If the Borrower shall fail to select the duration of any Interest Period for any Eurodollar Rate Advances in accordance with the provisions contained in the definition of "Interest Period" in Section 1.01, the Agent will forthwith so notify the Borrower and the Lenders and such Advances will automatically, on the last day of the then existing Interest Period therefor, Convert into Eurodollar Rate Advances having an Interest Period of one month.

          (f) On the date on which the aggregate unpaid principal amount of Eurodollar Rate Advances comprising any Borrowing shall be reduced, by payment or prepayment or otherwise, to less than $5,000,000, such Advances shall automatically Convert into Base Rate Advances.

          (g) Upon the occurrence and during the continuance of any Event of Default, (i) each Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance and
(ii) the obligation of the Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended.

          SECTION 2.09. Optional Conversion of Revolving Credit Advances. The
                        ------------------------------------------------
Borrower may on any Business Day, upon notice given to the Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed Conversion and subject to the provisions of Sections 2.08 and 2.12, Convert all Revolving Credit Advances of one Type comprising the same Borrowing into Revolving Credit Advances of the other Type; provided, however, that any
                                                  --------  -------
Conversion of Eurodollar Rate Advances into Base Rate Advances shall be made only on the last day of an Interest Period for such Eurodollar Rate Advances, any Conversion of Base Rate Advances into Eurodollar Rate Advances shall be in an amount not less than the minimum amount specified for Revolving Credit Borrowings in Section 2.01 and no Conversion of any Revolving Credit Advances shall result in more separate Revolving Credit Borrowings than permitted under
Section 2.02(b). Each such notice of a Conversion shall, within the restrictions specified above, specify (i) the date of such Conversion, (ii) the Revolving Credit Advances to be Converted, and (iii) if such Conversion is into Eurodollar Rate Advances, the duration of the initial Interest Period for each such Advance. Each notice of Conversion shall be irrevocable and binding on the Borrower.

          SECTION 2.10. Prepayments of Revolving Credit Advances. The Borrower
                        ----------------------------------------
may, upon notice to the Agent no later than 11:00 A.M. (New York City time) on the proposed date of the prepayment in the case of Base Rate Advances and on the second Business Day prior to the proposed date of the prepayment in the case of Eurodollar Rate Advances, in each case stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given the Borrower shall, prepay the outstanding principal amount of the Revolving Credit Advances comprising part of the same Revolving Credit Borrowing in whole or ratably in part, together with accrued interest to the date of such prepayment on the principal amount prepaid; provided, however, that (x) each partial prepayment
                          --------  -------
shall be in an aggregate principal amount not less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof and (y) in the event of any such prepayment of a Eurodollar Rate Advance, the Borrower shall be obligated to reimburse the Lenders in respect thereof pursuant to Section 8.04(c).

          SECTION 2.11. Increased Costs. (a) If, due to either (i) the
                        ---------------
introduction of or any change in or in the interpretation of any law or regulation after the date hereof or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law) issued after the date hereof, there shall be any increase in the cost to any Lender of agreeing to make or making, funding or maintaining Eurodollar Rate Advances (excluding for purposes of this Section
2.11 any such increased costs resulting from (i) Taxes or Other Taxes (as to which Section 2.14 shall govern) and (ii) changes in the basis of taxation of overall net income or overall gross income by the United States or by the foreign jurisdiction or state under the laws of which such Lender is organized or has its Applicable Lending Office or any political subdivision thereof), then the Borrower shall from time to time, upon demand by such Lender (with a copy of such demand to the Agent), pay to the Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost provided, however, that, any
                                               --------  -------
Lender claiming additional amounts under this Section 2.12 shall use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Applicable Lending Office if such change would avoid the need for, or reduce the amount of, such increased cost that may thereafter accrue and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender. A certificate as to the amount of such increased cost, submitted to the Borrower and the Agent by such Lender, shall be conclusive and binding for all purposes, absent manifest error.

          (b) If any Lender determines that compliance with any law or regulation or any guideline or request from any central bank or other governmental authority enacted or made after the date hereof (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender and that the amount of such capital is increased by or based upon the existence of such Lender's commitment to lend hereunder and other commitments of this type, then, upon demand by such Lender (with a copy of such demand to the Agent), the Borrower shall pay to the Agent for the account of such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender or such corporation in the light of such circumstances, to the extent that such Lender reasonably determines such increase in capital to be allocable to the existence of such Lender's commitment to lend hereunder. A certificate as to such amounts submitted to the Borrower and the Agent by such Lender shall be conclusive and binding for all purposes, absent manifest error.

          (c) Failure or delay on the part of any Lender to demand compensation pursuant to this Section 2.11 shall not constitute a waiver of such Lender's right to demand such compensation; provided that the Borrower shall not be
                                   --------
required to compensate a Lender pursuant to this Section 2.11 for any increased costs or reductions incurred more than four months prior to the date that such Lender notifies the Borrower of the change giving rise to such increased costs or reductions and of such Lender's intention to claim compensation therefor; provided further that, if the change giving rise to such increased costs or
-------- -------
reductions is retroactive, than the four-month period referred to above shall be included to include the period of retroactive effect thereof.

          SECTION 2.12. Illegality. Notwithstanding any other provision of this
                        ----------
Agreement, if any Lender shall notify the Agent that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for any Lender or its Eurodollar Lending Office to perform its obligations hereunder to make Eurodollar Rate Advances or to fund or maintain Eurodollar Rate Advances hereunder, (i) the obligation of the Lenders to make, or to Convert Revolving Credit Advances into, Eurodollar Rate Advances shall be suspended until the Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist and (ii) the Borrower shall forthwith prepay in full all Eurodollar Rate Advances of all Lenders then outstanding, together with interest accrued thereon, unless the Borrower, within five Business Days of notice from the Agent, Converts all Eurodollar Rate Advances of all Lenders then outstanding into Base Rate Advances in accordance with Section 2.09.

          SECTION 2.13. Payments and Computations. (a) The Borrower shall make
                        -------------------------
each payment hereunder, irrespective of any right of counterclaim or set-off, not later than 12:00 Noon (New York City time) on the day when due in U.S. dollars to the Agent at the Agent's Account in same day funds. The Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest or facility fees ratably (other than amounts payable pursuant to Section 2.03, 2.11, 2.14 or 8.04(c)) to the Lenders for the account of their respective Applicable Lending Offices, and like funds relating to the payment of any other amount payable to any Lender to such Lender for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon any Assuming Lender becoming a Lender hereunder as a result of a Commitment Increase pursuant to Section 2.18, and upon the Agent's receipt of such Lender's Assumption Agreement and recording of the information contained therein in the Register, from and after the applicable Increase Date, the Agent shall make all payments hereunder and under any Notes issued in connection therewith in respect of the interest assumed thereby to the Assuming Lender. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to
Section 8.07(c), from and after the effective date specified in such Assignment and Acceptance, the Agent shall make all payments hereunder and under the Notes in respect of the interest assigned thereby to the Lender assignee thereunder, and the parties to such

Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

          (b) All computations of interest based on the Base Rate shall be made by the Agent on the basis of a year of 365 or 366 days, as the case may be, and all computations of interest based on the Eurodollar Rate or the Federal Funds Rate and of facility fees shall be made by the Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or facility fees are payable. Each determination by the Agent of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

          (c) Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or facility fee, as the case may be; provided, however, that, if such extension would cause payment of
        --------  -------
interest on or principal of Eurodollar Rate Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

          (d) Unless the Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Lenders hereunder that the Borrower will not make such payment in full, the Agent may assume that the Borrower has made such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrower shall not have so made such payment in full to the Agent, each Lender shall repay to the Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Agent, at the Federal Funds Rate.

          SECTION 2.14. Taxes. (a) Any and all payments by the Borrower to or
                        -----
for the account of any Lender or the Agent hereunder or under the Notes or any other documents to be delivered hereunder shall be made, in accordance with
Section 2.13 or the applicable provisions of such other documents, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and the Agent, taxes imposed on
         ---------
its overall net income, minimum taxes, alternative minimum taxes, doing business taxes, franchise taxes and value added taxes imposed on it in lieu of net income taxes, by the jurisdiction under the laws of which such Lender or the Agent (as the case may be) is organized (federal or state) or doing business or any political subdivision thereof and, in the case of each Lender, taxes imposed on its overall net income, minimum taxes, alternative minimum taxes, doing business taxes, franchise taxes and value added taxes imposed on it in lieu of net income taxes, by the jurisdiction of such Lender's Applicable Lending Office (federal or state) or in which such Lender is doing business or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities in respect of payments hereunder or under the Notes being hereinafter referred to as "Taxes"). If the Borrower shall be required by
                                  -----
law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note or any other documents to be delivered hereunder to any Lender or the Agent, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.14) such Lender or the Agent (as the case may
be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

          (b) In addition, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or under the Notes or any other documents to be delivered hereunder or from the execution, delivery or registration of, performing under, or otherwise with respect to, this Agreement or the Notes or any other documents to be delivered hereunder imposed by the jurisdiction under the laws of which the Borrower is organized or any political subdivision thereof, or by the jurisdiction in which the Borrower's principal office is located or from which any payments hereunder are made (hereinafter referred to as "Other Taxes").
                -----------

          (c) The Borrower will indemnify each Lender and the Agent for and hold it harmless against the full amount of Taxes or Other Taxes (including, without limitation, taxes of any kind imposed or asserted by any jurisdiction on amounts payable under this Section 2.14) imposed on or paid by such Lender or the Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within 30 days from the date such Lender or the Agent (as the case may
be) makes written demand therefor; provided, however, that in no event shall any
                                   --------  -------
such indemnification be due earlier than five Business Days after such Lender or the Agent (as the case may be) has paid such Taxes or Other Taxes; provided,
                                                                   --------
further, that any such demand shall be accompanied by copies of all
-------
correspondence to and from the applicable taxing authority and a copy of the calculation of such Taxes or Other Taxes.

          (d) Within 30 days after the date of any payment of Taxes, the Borrower will furnish to the Agent, at its address referred to in Section 8.02, the original or a certified copy of a receipt evidencing such payment to the extent such a receipt is issued therefor, or other written proof of payment thereof that is reasonably satisfactory to the Agent. In the case of any payment hereunder or under the Notes or any other documents to be delivered hereunder by or on behalf of the Borrower through an account or branch outside the United States or by or on behalf of the Borrower by a payor that is not a United States person, if the Borrower determines that no Taxes are payable in respect thereof, the Borrower shall furnish, or shall cause such payor to furnish, to the Agent, at such address, an opinion of counsel reasonably acceptable to the Agent stating that such payment is exempt from Taxes. For purposes of this subsection
(d) and subsection (e), the terms "United States" and "United States person"
                                   -------------       --------------------
shall have the meanings specified in Section 7701 of the Internal Revenue Code.

          (e) Each Lender organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each Initial Lender and on the date of the Assumption Agreement or the Assignment and Acceptance pursuant to which it becomes a Lender in the case of each other Lender, and from time to time thereafter as reasonably requested in writing by the Borrower (but only so long as such Lender remains lawfully able to do so), shall provide each of the Agent and the Borrower with two original Internal Revenue Service forms W-8BEN or W-8ECI, as appropriate, or any successor or other form prescribed by the Internal Revenue Service, certifying that such Lender is exempt from or entitled to a reduced rate of United States withholding tax on payments pursuant to this Agreement or the Notes. If the form provided by a Lender at the time such Lender first becomes a party to this Agreement indicates a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from Taxes unless and until such Lender provides the appropriate forms certifying that a lesser rate applies, whereupon withholding tax at such lesser rate only shall be considered excluded from Taxes for periods governed by such form; provided, however, that, if at the date of the Assignment and Acceptance
      --------  -------
pursuant to which a Lender assignee becomes a party to this Agreement, the Lender assignor was entitled to payments under subsection (a) in respect of United States withholding tax with respect to interest paid at such date, then, to such extent, the term Taxes shall include (in addition to withholding taxes that may be imposed in the future or other amounts otherwise includable in Taxes) United States withholding tax, if any, applicable with respect to the Lender assignee on such date. If any form or document referred to in this subsection (e) requires the disclosure of information, other than information necessary to compute the tax payable and information required on the date hereof by Internal Revenue Service form W-8BEN or W-8ECI, that the Lender reasonably considers to be confidential, the Lender shall give notice thereof to the Borrower and shall not be obligated to include in such form or document such confidential information.

          (f) For any period with respect to which a Lender has failed to provide the Borrower with the appropriate form, certificate or other document described in Section 2.14(e) (other than if such failure is due to a change in
                              ----- ----
law, or in the interpretation or application thereof, occurring subsequent to the date on which a form, certificate or other document originally was required to be provided, or if such form, certificate or other document otherwise is not required under subsection (e) above), such Lender shall not be entitled to indemnification under Section 2.14(a) or (c) with respect to Taxes imposed by the United States by reason of such failure; provided, however, that should a
                                             --------  -------
Lender become subject to Taxes because of its failure to deliver a form, certificate or other document required hereunder, the Borrower shall take such steps as such Lender shall reasonably request to assist the Lender to recover such Taxes (and such Lender reimburse the Borrower for reasonable out-of-pocket costs and expenses of the Borrower in connection therewith).

          (g) Any Lender claiming any additional amounts payable pursuant to this Section 2.14 shall use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its Eurodollar Lending Office if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts that may thereafter accrue and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender, provided, that should the Borrower be required
                                --------
to pay any amounts under Section 2.14(a) or (c), and the Borrower delivers to each Lender that received such amounts an opinion of counsel that payments to the Lender or the Agent were not in fact subject to Taxes, each Lender shall use reasonable efforts to cooperate with the Borrower, including, but not limited to filing and pursuing a claim of refund in its own name (provided that the Borrower agrees in writing to indemnify and reimburse such Lender for its actual out-of-pocket expenses in connection with such claim for refund), in obtaining a refund of Taxes, and if such Lender receives a refund of Taxes shall promptly pay such Taxes over to the Borrower.

          (h) If any Lender determines, in its sole discretion, that it has actually and finally realized, by reason of a refund, deduction or credit of any Taxes paid or reimbursed by the Borrower pursuant to subjection (a) or (c) above in respect of payments under the Credit Agreement or the Notes, a current monetary benefit that it would otherwise not have obtained, and that would result in the total payments under this Section 2.14 exceeding the amount needed to make such Lender whole, such Lender shall pay to the Borrower, with reasonable promptness following the date on which it actually realized such benefit, an amount equal to the lesser of the amount of such benefit or the amount of such excess, in each case net of all out-of-pocket expenses in securing such refund, deduction or credit.

          SECTION 2.15. Sharing of Payments, Etc. If any Lender shall obtain any
                        ------------------------
payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the Revolving Credit Advances owing to it (other than pursuant to Section 2.11, 2.14 or 8.04(c)) in excess of its ratable share of payments on account of the Revolving Credit Advances obtained by all the Lenders, such Lender shall forthwith purchase from the other Lenders such participations in the Revolving Credit Advances owing to them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess
                   --------  -------
payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender's ratable share (according to the proportion of (i) the amount of such Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 2.15 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

          SECTION 2.16. Evidence of Debt. (a) Each Lender shall maintain in
                        ----------------
accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Revolving Credit Advance owing to such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder in respect of Revolving Credit Advances. The Borrower agrees that upon notice by any Lender to the Borrower (with a copy of such notice to the Agent) to the effect that a Revolving Credit Note is required or appropriate in order for such Lender to evidence (whether for purposes of pledge, enforcement or otherwise) the Revolving Credit Advances owing to, or to be made by, such Lender, the Borrower shall promptly execute and deliver to such Lender a Revolving Credit Note payable to the order of such Lender in a principal amount up to the Commitment of such Lender.

          (b) The Register maintained by the Agent pursuant to Section 8.07(d) shall include a control account, and a subsidiary account for each Lender, in which accounts (taken together) shall be recorded (i) the date and amount of each Borrowing made hereunder, the Type of Advances comprising such Borrowing and, if appropriate, the Interest Period applicable thereto, (ii) the terms of each Assumption Agreement and each Assignment and Acceptance delivered to and accepted by it, (iii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iv) the amount of any sum received by the Agent from the Borrower hereunder and each Lender's share thereof.

          (c) Entries made in good faith by the Agent in the Register pursuant to subsection (b) above, and by each Lender in its account or accounts pursuant to subsection (a) above, shall be prima facie evidence of the amount of
                                  ----- -----
principal and interest due and payable or to become due and payable from the Borrower to, in the case of the Register, each Lender and, in the case of such account or accounts, such Lender, under this Agreement, absent manifest error; provided, however, that the failure of the Agent or such Lender to make an
--------  -------
entry, or any finding that an entry is incorrect, in the Register or such account or accounts shall not limit or otherwise affect the obligations of the Borrower under this Agreement.

          SECTION 2.17. Use of Proceeds. The proceeds of the Advances shall be
                        ---------------
available (and the Borrower agrees that it shall use such proceeds) solely for working capital and general corporate purposes of the Borrower and its Subsidiaries (including, without limitation, acquisitions, repayment of debt and repurchase of stock).

          SECTION 2.18. Increase in the Aggregate Commitments. (a) The Borrower
                        -------------------------------------
may, at any time but in any event not more than once in any calendar year prior to the Termination Date, by notice to the Agent, request that the aggregate amount of the Commitment be increased by an amount of $25,000,000 or an integral multiple of $25,000,000 in excess thereof (each a "Commitment Increase") to be
                                                   -------------------
effective as of a date that is at least 90 days prior to the scheduled Termination Date then in effect (the "Increase Date") as specified in the
                                      -------------
related notice to the Agent; provided, however that (i) in no event shall the
                             --------  -------
aggregate amount of the Commitments at any time exceed $245,000,000 and (ii) on the date of any request by the Borrower for a Commitment Increase and on the related Increase Date, no Default shall have occurred and be continuing.

          (b) The Agent shall promptly notify the Lenders of a request by the Borrower for a Commitment Increase, which notice shall include (i) the proposed amount of such requested Commitment Increase, (ii) the proposed Increase Date and (iii) the date by which Lenders wishing to participate in the Commitment Increase must commit to an increase in the amount of their respective Commitments (the "Commitment Date"). Each Lender that is willing to participate
                  ---------------
in such requested Commitment Increase (each an "Increasing Lender") shall, in
                                                -----------------
its sole discretion, give written notice to the Agent on or prior to the Commitment Date of the amount by which it is willing to increase its Commitment. If the Lenders notify the Agent that they are willing to increase the amount of their respective Commitments by an aggregate amount that exceeds the amount of the requested Commitment Increase, the requested Commitment Increase shall be allocated among the Lenders willing to participate therein in such amounts as are agreed between the Borrower and the Agent.

          (c) Promptly following each Commitment Date, the Agent shall notify the Borrower as to the amount, if any, by which the Lenders are willing to participate in the requested Commitment Increase. If the aggregate amount by which the Lenders are willing to participate in any requested Commitment Increase on any such Commitment Date is less than the requested Commitment Increase, then the Borrower may extend offers to one or more Eligible Assignees to participate in any portion of the requested Commitment Increase that has not been committed to by the Lenders as of the applicable Commitment Date; provided,
                                                                       --------
however, that the Commitment of each such Eligible Assignee shall be in an
-------
amount of not less than $10,000,000.

          (d) On each Increase Date, each Eligible Assignee that accepts an offer to participate in a requested Commitment Increase in accordance with
Section 2.18(b) (each such Eligible Assignee, an "Assuming Lender") shall become
                                                  ---------------
a Lender party to this Agreement as of such Increase Date and the Commitment of each Increasing Lender for such requested Commitment Increase shall be so increased by such amount (or by the amount allocated to such Lender pursuant to the last sentence of Section 2.18(b)) as of such Increase Date; provided,
                                                                --------
however, that the Agent shall have received on or before such Increase Date the
-------
following, each dated such date:

          (i) (A) certified copies of resolutions of the Board of Directors of the Borrower or the Executive Committee of such Board approving the Commitment Increase and the corresponding modifications to this Agreement and (B) an opinion of counsel for the Borrower (which may be in-house counsel), in substantially the form of Exhibit E hereto;

          (ii) an assumption agreement from each Assuming Lender, if any, in form and substance satisfactory to the Borrower and the Agent (each an "Assumption Agreement"), duly executed by such Eligible Assignee, the Agent
      --------------------
     and the Borrower; and

          (iii) confirmation from each Increasing Lender of the increase in the amount of its Commitment in a writing satisfactory to the Borrower and the Agent.

On each Increase Date, upon fulfillment of the conditions set forth in the immediately preceding sentence of this Section 2.18(d), the Agent shall notify the Lenders (including, without limitation, each Assuming Lender) and the Borrower, on or before 1:00 P.M. (New York City time), by telecopier or telex, of the occurrence of the Commitment Increase to be effected on such Increase Date and shall record in the Register the relevant information with respect to each Increasing Lender and each Assuming Lender on such date.

                                   ARTICLE III

                     CONDITIONS TO EFFECTIVENESS AND LENDING

          SECTION 3.01. Conditions Precedent to Effectiveness of Sections 2.01
                        ------------------------------------------------------
and 2.03. Sections 2.01 and 2.03 of this Agreement shall become effective on and
--------
as of the first date (the "Effective Date") on which the following conditions
                           --------------
precedent have been satisfied:

          (a) There shall have occurred no Material Adverse Change since December 31, 2000.

          (b) There shall exist no action, suit, investigation, litigation or proceeding affecting the Borrower or any of its Subsidiaries pending or, to the best knowledge of the Borrower, threatened before any court, governmental agency or arbitrator that (i) could be reasonably likely to have a Material Adverse Effect, except as set forth in Schedule 3.01(b) (the "Disclosed Litigation") or (ii) purports to affect the legality,
           --------------------
     validity or enforceability of this Agreement or any Note or the consummation of the transactions contemplated hereby, and there shall have been no material adverse change in the status or financial effect on the Borrower or any of its Subsidiaries, of the Disclosed Litigation from that described on Schedule 3.01(b).

          (c) All governmental and third party consents and approvals necessary in connection with the transactions contemplated hereby shall have been obtained (without the imposition of any conditions that are not reasonably acceptable to the Lenders) and shall remain in effect, and no law or regulation shall be applicable in the reasonable judgment of the Lenders that restrains, prevents or imposes materially adverse conditions upon the transactions contemplated hereby.

          (d) The Borrower shall have notified each Lender and the Agent in writing as to the proposed Effective Date.

          (e) The Borrower shall have paid all accrued fees and expenses of the Agent and the Arrangers (including the accrued fees and expenses of counsel to the Agent and the Arrangers then due and payable).

          (f) On the Effective Date, the following statements shall be true and the Agent shall have received for the account of each Lender a certificate signed by a duly authorized officer of the Borrower, dated the Effective Date, stating that:

               (i) the representations and warranties contained in Section 4.01 are correct on and as of the Effective Date; and

               (ii) no event has occurred and is continuing that constitutes a Default.

          (g) The Agent shall have received on or before the Effective Date the following, each dated such day, in form and substance satisfactory to the Agent and (except for the Revolving Credit Notes) in sufficient copies for each Lender:

               (i) The Revolving Credit Notes to the order of the Lenders to the extent requested by any Lender pursuant to Section 2.16.

               (ii) Certified copies of the resolutions of the Board of Directors of the Borrower approving this Agreement and the Notes, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement and the Notes.

               (iii) A certificate of the Secretary or an Assistant Secretary of the Borrower certifying the names and true signatures of the officers of the Borrower authorized to sign this Agreement and the Notes and the other documents to be delivered hereunder.

               (iv) A favorable opinion of Womble Carlyle Sandridge & Rice, PLLC, special counsel for the Borrower, substantially in the form of Exhibit E hereto and as to such other matters as any Lender through the Agent may reasonably request.

               (v) A favorable opinion of Shearman & Sterling, counsel for the Agent, in form and substance satisfactory to the Agent.

          (h) The Borrower shall have terminated the commitments, and paid in full all Debt, interest, fees and other amounts outstanding under the Amended and Restated Revolving Credit Agreement dated as of April 11, 1997, as amended, among the Borrower, the lenders parties thereto and Citibank, as administrative agent, and each of the Lenders that is a party to such Amended and Restated Revolving Credit Agreement hereby waives the requirement of three Business Days' prior notice to the termination of their commitments thereunder as provided in Section 2.06 of said agreement.

          SECTION 3.02. Conditions Precedent to Each Revolving Credit Borrowing.
                        --------------------------------------------------------
The obligation of each Lender to make a Revolving Credit Advance on the occasion of each Revolving Credit Borrowing shall be subject to the conditions precedent that the Effective Date shall have occurred and on the date of such Revolving Credit Borrowing (a) the following statements shall be true (and each of the giving of the applicable Notice of Revolving Credit Borrowing and the acceptance by the Borrower of the proceeds of such Revolving Credit Borrowing shall constitute a representation and warranty by the Borrower that on the date of such Borrowing such statements are true):

          (i) the representations and warranties contained in Section 4.01 (except the representations set forth in subsection (e) and in subsection
     (f)(i) thereof) are correct on and as of such date, before and after giving effect to such Revolving Credit Borrowing and to the application of the proceeds therefrom, as though made on and as of such date, and

          (ii) no event has occurred and is continuing, or would result from such Revolving Credit Borrowing or from the application of the proceeds therefrom, that constitutes a Default;

and (b) the Agent shall have received such other approvals, opinions or documents as any Lender through the Agent may reasonably request.

          SECTION 3.03. Conditions Precedent to Each Competitive Bid Borrowing.
                        ------------------------------------------------------
The obligation of each Lender that is to make a Competitive Bid Advance on the occasion of a Competitive Bid Borrowing to make such Competitive Bid Advance as part of such Competitive Bid Borrowing is subject to the conditions precedent that the Effective Date shall have occurred and (a) the Agent shall have received the written confirmatory Notice of Competitive Bid Borrowing with respect thereto, (b) on or before the date of such Competitive Bid Borrowing, but prior to such Competitive Bid Borrowing, the Agent shall have received a Competitive Bid Note payable to the order of such Lender for each of the one or more Competitive Bid Advances to be made by such Lender as part of such Competitive Bid Borrowing, in a principal amount equal to the principal amount of the Competitive Bid Advance to be evidenced thereby and otherwise on such terms as were agreed to for such Competitive Bid Advance in accordance with
Section 2.03, and (iii) on the date of such Competitive Bid Borrowing the following statements shall be true (and each of the giving of the applicable Notice of Competitive Bid Borrowing and the acceptance by the Borrower of the proceeds of such Competitive Bid Borrowing shall constitute a representation and warranty by the Borrower that on the date of such Competitive Bid Borrowing such statements are true):

          (i) the representations and warranties contained in Section 4.01 (except the representations set forth in subsection (e) and subsection
     (f)(i) thereof) are correct on and as of the date of such Competitive Bid Borrowing, before and after giving effect to such Competitive Bid Borrowing and to the application of the proceeds therefrom, as though made on and as of such date, and

          (ii) no event has occurred and is continuing, or would result from such Competitive Bid Borrowing or from the application of the proceeds therefrom, that constitutes a Default.

          SECTION 3.04. Determinations Under Section 3.01. For purposes of
                        ---------------------------------
determining compliance with the conditions specified in Section 3.01, each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lenders unless an officer of the Agent responsible for the transactions contemplated by this Agreement shall have received notice from such Lender prior to the date that the Borrower, by notice to the Lenders, designates as the proposed Effective Date, specifying its objection thereto. The Agent shall promptly notify the Lenders, with a copy to the Borrower, of the occurrence of the Effective Date.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

          SECTION 4.01. Representations and Warranties of the Borrower. The
                        ----------------------------------------------
Borrower represents and warrants as follows:

          (a) The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of North Carolina.

          (b) The execution, delivery and performance by the Borrower of this Agreement and the Notes to be delivered by it, and the consummation of the transactions contemplated hereby, are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action, and do not contravene (i) the Borrower's charter or by-laws or (ii) law or any material contractual restriction binding on or affecting the Borrower or, to the actual knowledge of a responsible officer of the Borrower, any other contractual restriction binding on or affecting the Borrower.

          (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority, regulatory body or any other third party is required for the due execution, delivery and performance by the Borrower of this Agreement or the Notes to be delivered by it.

          (d) This Agreement has been, and each of the Notes to be delivered by it when delivered hereunder will have been, duly executed and delivered by the Borrower. This Agreement is, and each of the Notes when delivered hereunder will be, the legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with their respective terms; provided that the enforceability hereof and thereof is subject in each case to general principles of equity and to bankruptcy, insolvency and similar laws affecting the enforcement of creditors' rights generally.

          (e) The Consolidated balance sheet of the Borrower and its Subsidiaries as at December 31, 2000, and the related Consolidated statements of income and cash flows of the Borrower and its Subsidiaries for the fiscal year then ended, accompanied by an opinion of Arthur Andersen L.L.P., independent public accountants, and the Consolidated balance sheet of the Borrower and its Subsidiaries as at June 30, 2001, and the related Consolidated statements of income and cash flows of the Borrower and its Subsidiaries for the six months then ended, duly certified by the chief financial officer of the Borrower, copies of which have been furnished to each Lender, fairly present, subject, in the case of said balance sheet as at June 30, 2001, and said statements of income and cash flows for the six months then ended, to year-end audit adjustments, the Consolidated financial condition of the Borrower and its Subsidiaries as at such dates and the Consolidated results of the operations of the Borrower and its Subsidiaries for the periods ended on such dates, all in accordance with generally accepted accounting principles consistently applied. Since December 31, 2000, there has been no Material Adverse Change.

          (f) There is no pending or, to the knowledge of the Borrower, threatened action or proceeding, including, without limitation, any Environmental Action, affecting the Borrower or any of its Subsidiaries before any court, governmental agency or arbitrator that (i) could be reasonably likely to have a Material Adverse Effect (other than the Disclosed Litigation), and since the date of Schedule 3.01(b) was prepared there has been no material adverse change in the status, or financial effect on the Borrower or any of its Subsidiaries, of the Disclosed Litigation from that described in Schedule 3.01(b) or (ii) purports to affect the legality, validity or enforceability of this Agreement or any Note or the consummation of the transactions contemplated hereby.

          (g) No written information, report, financial statement, exhibit or schedule furnished by or on behalf of the Borrower to the Agent or any Lender in connection with the negotiation of this Agreement or included herein or delivered pursuant hereto contained or contains any material misstatement of fact or omitted or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were or are made, not misleading.

          (h) The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System).

          (i) (A) Except as set forth in Schedule 4.01(i), the operations and properties of the Borrower and each of its Subsidiaries comply in all material respects with all Environmental Laws, all material and necessary Environmental Permits have been obtained and are in effect for the operations and properties of the Borrower and each of its Subsidiaries, and the Borrower and each of its Subsidiaries are in compliance in all material respects with all such Environmental Permits.

          (B) Except as set forth in the Borrower's Form 10-K for 2000 and in
     Schedule 4.01(i), to the knowledge of the Borrower, there are no circumstances that are reasonably likely to form the basis of an Environmental Action against the Borrower or any of its Subsidiaries that could be reasonably likely to have a Material Adverse Effect.

          (j) Except as set forth in Schedule 4.01(i), none of the properties currently or formerly owned or operated by the Borrower or any of its Subsidiaries is listed or, to the knowledge of the Borrower, proposed for listing on the National Priorities List under CERCLA (the "NPL") or on the
                                                                ---
     Comprehensive Environmental Response, Compensation and Liability Information System maintained by the U.S. Environmental Protection Agency ("CERCLIS") or any analogous state list if such listing or proposed listing
       -------
     could reasonably be likely to have a Material Adverse Effect.

          (k) Except as set forth in Schedule 4.01(i), to the knowledge of the Borrower, neither the Borrower nor any of its Subsidiaries has transported or arranged for the transportation of any Hazardous Materials to any location that is listed or proposed for listing on the NPL or on the CERCLIS, which could reasonably be likely to lead to claims against the Borrower or such Subsidiary for any remedial work, damage to natural resources or personal injury that have, or could reasonably be likely to have, a Material Adverse Effect.

          (l) No ERISA Event has occurred or is reasonably expected to occur with respect to any Plan.

          (m) Neither the Borrower nor any of its ERISA Affiliates has incurred or is reasonably expected to incur any Withdrawal Liability to any Multiemployer Plan.

          (n) Neither the Borrower nor any of its ERISA Affiliates has been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or has been terminated, within the meaning of Title IV of ERISA, and no such Multiemployer Plan is reasonably expected to be in reorganization or to be terminated, within the meaning of Title IV of ERISA.

          (o) Except as set forth in Schedule 4.01(o), as of the date indicated on Schedule 4.01(o) the Borrower and its Subsidiaries have no material liability with respect to "accumulated post-retirement benefit obligations" within the meaning of Statement of Financial Accounting Standards No. 106.

          (p) Schedule B (Actuarial Information) to the most recent annual report (Form 5500 Series) for each Plan, copies of which have been filed with the Internal Revenue Service and, if requested, furnished to the Agent pursuant to Section 5.01(l)(ix) hereof, is complete and accurate in all material respects and fairly presents the funding status of such Plan, and since the date of such Schedule B there has been no material adverse change in such funding status.

          (q) The Borrower is not an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

                                    ARTICLE V

                            COVENANTS OF THE BORROWER

          SECTION 5.01. Affirmative Covenants. So long as any Advance shall
                        ---------------------
remain unpaid or any Lender shall have any Commitment hereunder, the Borrower will:

          (a) Compliance with Laws, Etc. Comply, and cause each of its
              -------------------------
     Subsidiaries to comply in all material respects, with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, compliance with (i) ERISA and (ii) Environmental Laws to the extent set forth in Section 5.01(d).

          (b) Payment of Taxes, Etc. Pay and discharge, and cause each of its
              ---------------------
     Subsidiaries to pay and discharge, before the same shall become delinquent,
     (i) all federal and other material taxes, assessments and governmental charges or levies imposed upon it or upon its property and (ii) all lawful claims that, if unpaid, might by law become a Lien upon its property; provided, however, that neither the Borrower nor any of its Subsidiaries
     --------- --------
     shall be required to pay or discharge any such tax, assessment, charge or claim that is being contested in good faith and by proper proceedings and as to which appropriate reserves, if any, to the extent required in accordance with GAAP, are being maintained.

          (c) Payment of Obligations. Pay, discharge or otherwise satisfy at or
              ----------------------
     before maturity or before they become delinquent, as the case may be, all its material obligations of whatever nature, or in the case of any trade payable before such trade payable becomes Debt, except where the amount or validity thereof is currently being contested in good faith and by appropriate proceedings and as to which appropriate reserves, if any, to the extent required in accordance with GAAP, are being maintained.

          (d) Compliance with Environmental Laws. (i) Comply and cause each of
              ----------------------------------
     its Subsidiaries to comply, in all material respects, with all Environmental Laws and Environmental Permits that are material to the conduct of the business of the Borrower or any of its Subsidiaries or necessary for their operations and properties, and (ii) obtain and renew, and cause each of its Subsidiaries to obtain and renew, all Environmental Permits that are material to the conduct of the business of the Borrower or any of its Subsidiaries or necessary for their operations and properties; except, with respect to (i) and (ii) above, to the extent that any such Environmental Law or the terms of any Environmental Permit are being contested in good faith and by proper proceedings and as to which appropriate reserves, if any, to the extent required in accordance with GAAP, are being maintained.

          (e) Maintenance of Insurance. Maintain, and cause each of its
              ------------------------
     Subsidiaries to maintain, insurance (including self-insurance, in amounts consistent with industry practice and custom) with responsible insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Borrower or such Subsidiary operates.

          (f) Preservation of Corporate Existence, Etc. Preserve and maintain,
              -----------------------------------------
     and cause each of its Subsidiaries to preserve and maintain, its corporate existence, rights (charter and statutory) and franchises; provided,
                                                               ---------
     however, that the Borrower and its Subsidiaries may consummate any merger
     -------
     or consolidation permitted under Section 5.02(b) and provided further that
                                                          -------- -------
     neither the Borrower nor any of its Subsidiaries shall be required to preserve any right or franchise or the corporate existence of any Subsidiary of the Borrower if the Board of Directors of the Borrower or such Subsidiary shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Borrower or such Subsidiary, as the case may be, and that the loss thereof is not disadvantageous in any material respect to the Borrower and its Subsidiaries taken as a whole or the Lenders.

          (g) Visitation Rights. At any reasonable time and from time to time,
              -----------------
     upon reasonable prior notice, permit the Agent or, subject to the proviso hereto, any of the Lenders or any agents or representatives thereof to examine and make copies of and abstracts from the records and books of account of, and visit the properties of the Borrower and any of its Subsidiaries, as shall be reasonably requested, and to discuss the affairs, finances and accounts of the Borrower and any of its Subsidiaries with any of their officers and with their independent certified public accountants, provided, that unless (x) an Event of Default has occurred and is
     --------
     continuing or (y) the Public Debt Rating assigned by S&P is lower than BBB-and the Public Debt Rating assigned by Moody's is lower than Baa3, the Borrower shall not be required to comply with this subsection (g) with respect to any of the Lenders or any agents or representatives thereof (other than the Agent).

          (h) Keeping of Books. Keep, and cause each of its Subsidiaries to
              ----------------
     keep, proper books of record and account, in which appropriate entries that are correct in all material respects shall be made, of all financial transactions and the assets and business of the Borrower and each such Subsidiary so as to permit preparation of their Consolidated financial statements in accordance with GAAP.

          (i) Maintenance of Properties, Etc. Maintain and preserve, and cause
              ------------------------------
     each of its Subsidiaries to maintain and preserve, all of its properties that are necessary or, in the reasonable judgment of the Borrower or such Subsidiary, useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted.

          (j) Transactions with Affiliates. Conduct, and cause each of its
              ----------------------------
     Subsidiaries to conduct, all transactions otherwise permitted under this Agreement with any of their Affiliates on terms that are fair and reasonable and no less favorable to the Borrower or such Subsidiary than it would obtain in a comparable arm's-length transaction with a Person not an Affiliate other than:

               (i) transactions among the Borrower and any of its wholly owned Subsidiaries; and

               (ii) transactions among wholly owned Subsidiaries of the Borrower.

          (k) Reporting Requirements. Furnish to the Lenders:
              ----------------------

               (i) as soon as available and in any event within 60 days after the end of each of the first three quarters of each fiscal year of the Borrower, Consolidated balance sheets of the Borrower and its Subsidiaries as of the end of such quarter and Consolidated statements of income and cash flows of the Borrower and its Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, duly certified (subject to year-end audit adjustments) by the chief financial officer of the Borrower as having been prepared in accordance with GAAP;

               (ii) as soon as available and in any event within 90 days after the end of each fiscal year of the Borrower, a copy of the annual audit report for such year for the Borrower and its Subsidiaries, containing Consolidated balance sheets of the Borrower and its Subsidiaries as of the end of such fiscal year and Consolidated statements of income and cash flows of the Borrower and its Subsidiaries for such fiscal year, in each case accompanied by an opinion reasonably acceptable to the Required Lenders by Arthur Andersen L.L.P. or other independent public accountants acceptable to the Required Lenders;

               (iii) together with the financial statements required to be delivered in accordance with clauses (i) and (ii) above, (A) a certificate of the chief financial officer of the Borrower stating that no Default has occurred and is continuing or, if a Default has occurred and is continuing, a statement as to the nature thereof and the action that the Borrower has taken and proposes to take with respect thereto and (B) a schedule in form and substance satisfactory to the Agent of the computations used by the Borrower in determining compliance with the covenants contained in Section 5.03;

               (iv) promptly after the Borrower becomes aware of and in any event within five Business Days after becoming aware of each Default, continuing on the date of such statement, a statement of the chief financial officer of the Borrower setting forth details of such Default and the action that the Borrower has taken and proposes to take with respect thereto;

               (v) promptly after the sending or filing thereof, copies of all reports that the Borrower sends to any of its securityholders, and copies of all reports and registration statements that the Borrower or any Subsidiary files with the Securities and Exchange Commission or any national securities exchange;

               (vi) promptly after the Borrower becomes aware of the commencement thereof, notice of all actions and proceedings before any court, governmental agency or arbitrator affecting the Borrower or any of its Subsidiaries of the type described in the first sentence of
          Section 4.01(f);

               (vii) promptly and in any event within 10 days after the Borrower or any of its ERISA Affiliates knows that any ERISA Event has occurred, a statement of the chief financial officer of the Borrower describing such ERISA Event and the action, if any, that the Borrower or such ERISA Affiliate has taken and proposes to take with respect thereto;

               (viii) promptly and in any event within three Business Days after receipt thereof by the Borrower or any of its ERISA Affiliates, copies of each notice from the PBGC stating its intention to terminate any Plan or to have a trustee appointed to administer any such Plan;

               (ix) upon the request of the Agent after the filing thereof with the Internal Revenue Service, copies of each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) with respect to each Plan;

               (x) promptly and in any event within five Business Days after receipt thereof by the Borrower or any of its ERISA Affiliates from the sponsor of a Multiemployer Plan, copies of each notice concerning
          (x) the imposition of Withdrawal Liability by any such Multiemployer Plan, (y) the reorganization or termination, within the meaning of Title IV of ERISA, of any such Multiemployer Plan or (z) the amount of liability incurred, or that may be incurred, by the Borrower or any of its ERISA Affiliates in connection with any event described in clause
          (x) or (y);

               (xi) as soon as practical and in any event promptly after the receipt thereof by the Borrower, copies of all written claims, complaints, notices or inquiries relating to compliance by the Borrower or any of its Subsidiaries with any Environmental Law or Environmental Permit that could reasonably be likely to have a Material Adverse Effect or could reasonably be likely to (x) form the basis of an Environmental Action against the Borrower or any of its Subsidiaries or such property that could reasonably be likely to have a Material Adverse Effect or (y) cause any such property to be subject to any restrictions on ownership, occupancy, use or transferability under any Environmental Law that could reasonably be likely to have a Material Adverse Effect; and

               (xii) such other information respecting the condition or operations, financial or otherwise, of the Borrower or any of its Subsidiaries as any Lender through the Agent may from time to time reasonably request.

          Notwithstanding any of the foregoing, at any time when the Borrower is subject to the reporting requirements of Section 13(a)(2) of the Securities Exchange Act of 1934, the Borrower shall be deemed to have complied with the requirements of clauses (i), (ii) and (vi) above, if the Borrower shall include such information in timely filings made with the Securities and Exchange Commission by the Borrower.

          SECTION 5.02. Negative Covenants. So long as any Advance shall remain
                        ------------------
unpaid or any Lender shall have any Commitment hereunder, the Borrower will not:

          (a) Liens, Etc. Create or suffer to exist, or permit any of its
              ----------
     Subsidiaries to create or suffer to exist, any Lien on or with respect to any of its properties, whether now owned or hereafter acquired, or assign, or permit any of its Subsidiaries to assign, any right to receive income, other than:

               (i) Permitted Liens,

               (ii) purchase money Liens upon or in any property acquired or held by the Borrower or any Subsidiary in the ordinary course of business to secure the purchase price of such property or to secure Debt incurred solely for the purpose of financing the acquisition of such property, or Liens existing on such property at the time of its acquisition (other than any such Lien created in contemplation of such acquisition) or extensions, renewals or replacements of any of the foregoing for the same or a lesser amount; provided, however, that no
                                                     --------  -------
          such Lien shall extend to or cover any property other than the property being acquired, and no such extension, renewal or replacement shall extend to or cover any property not theretofore subject to the Lien being extended, renewed or replaced,

               (iii) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Borrower or any Subsidiary of the Borrower or becomes a Subsidiary of the Borrower; provided that such Liens were not created in contemplation of such
          --------
          merger, consolidation or acquisition and do not extend to any assets other than those of the Person so merged into or consolidated with the Borrower or such Subsidiary or acquired by the Borrower or such Subsidiary,

               (iv) the Liens described on Schedule 5.02(a),

               (v) the replacement, extension or renewal of any Lien permitted by clauses (ii), (iii) and (iv) above upon or in the same property theretofore subject thereto or the replacement, extension or renewal (without increase in the amount or change in any direct or contingent obligor) of the Debt secured thereby,

               (vi) Liens on margin stock (as defined in Regulation U issued by the Board of Governors of the Federal Reserve Bank) to the extent that such margin stock exceeds 25% of the value of all assets subject to this Section 5.02(a); and

               (vii) other Liens securing Debt; provided that the principal
                                                --------
          amount of Debt secured pursuant to this clause (vii), together with the principal amount of Debt permitted to be outstanding in accordance with Section 5.02(d)(vi), shall not in the aggregate at any time outstanding exceed 15% of the Consolidated Tangible Net Worth of the Borrower and its Subsidiaries.

          (b) Mergers, Etc. Merge or consolidate with or into, or convey,
              ------------
     transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to, any Person, or permit any of its Subsidiaries to do so, except that (i) any wholly owned Subsidiary of the Borrower may merge or consolidate with or into, or dispose of all or substantially all of its assets to, any other wholly owned Subsidiary of the Borrower, (ii) any wholly owned Subsidiary of the Borrower may merge into or dispose of all or substantially all of its assets to the Borrower, and (iii) the Borrower may merge with any other Person, provided in each
                                                             --------
     case that no Default shall have occurred and be continuing at the time of such proposed transaction or would result therefrom and, in the case of any merger to which the Borrower is a party, (A) the Borrower is the surviving corporation, (B) after giving effect to the consummation of such merger, the Borrower shall be in compliance with the covenants set forth in Section
     5.03 (calculated on a pro forma basis, as of the date of the consummation of such merger) and (C) the Borrower shall be in the same line of business as conducted by it immediately prior to such merger.

          (c) Sales, Etc. of Assets. Sell, lease, transfer or otherwise dispose
              ---------------------
     of, or permit any of its Subsidiaries to sell, lease, transfer or otherwise dispose of, any assets, or grant any option or other right to purchase, lease or otherwise acquire any assets, except (i) as permitted by Section 5.02(b), (ii) any such sale, lease, transfer or disposition that is made in the ordinary course of its business, (iii) any such sale, lease, transfer or disposition by a Subsidiary of the Borrower to the Borrower or to another wholly owned Subsidiary of the Borrower (whether by dissolution, liquidation or otherwise), (iv) any such sale, lease transfer or disposition to the extent the net book value of any single asset sold, leased, transferred or disposed of from and after the date hereof in any given calendar year pursuant to this clause (iv) is less than $2,000,000, and the aggregate of all such single assets sold, leased, transferred or disposed of from and after the date hereof in any given calendar year pursuant to this clause (iv) is less than $10,000,000 and (v) any such sale, lease, transfer or disposition to the extent the net book value of all assets sold, leased, transferred or disposed of from and after the date hereof pursuant to this clause (v) does not exceed the greater of (x) in any calendar year an amount equal to the greater of an amount equal to 10% of the Borrower's Consolidated Assets or $160,000,000 or (y) in the aggregate from and after the date hereof the greater of an amount equal to 25% of the Borrower's Consolidated Assets or $400,000,000, in each case measured as of the last day of the most recent Fiscal Quarter of the Borrower ended on or prior to such date of determination.

          (d) Subsidiary Debt. Permit any of its Subsidiaries to create or
              ---------------
     suffer to exist, any Debt other than:

               (i) Debt owed to the Borrower or to a wholly owned Subsidiary of the Borrower,

               (ii) Debt existing on the Effective Date and described on
          Schedule 5.02(d) (including as Debt permitted under this subsection any credit facilities or credit lines of any Subsidiary listed on such
          Schedule 5.02(d), whether or not such facilities or lines have been drawn upon by such Subsidiary) (the "Existing Subsidiary Debt"), and
                                               ------------------------
          any Debt extending the maturity of, or refunding or refinancing, in whole or in part, the Existing Subsidiary Debt, provided that the
                                                          --------
          terms of any such extending, refunding or refinancing Debt, and of any agreement entered into and of any instrument issued in connection therewith, are otherwise permitted by this Agreement and provided
                                                                   --------
          further that the principal amount of such Existing Subsidiary Debt
          -------
          shall not be increased above the principal amount thereof outstanding immediately prior to such extension, refunding or refinancing, and the direct and contingent obligors therefor shall not be changed, as a result of or in connection with such extension, refunding or refinancing,

               (iii) Debt secured by Liens permitted by Section 5.02(a)(ii) or
          (iii),

               (iv) Debt permitted to be outstanding in accordance with Section 5.03(c),

               (v) endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business, and

               (vi) Debt other than Debt described in clauses (i) through (v) of this Section 5.02(d); provided that the principal amount of Debt
                                --------
          permitted to be outstanding pursuant to this clause (vi), together with the principal amount of Debt permitted to be secured pursuant to
          Section 5.02(a)(vii), shall not in the aggregate at any time outstanding exceed 15% of the Consolidated Tangible Net Worth of the Borrower and its Subsidiaries.

          (e) Change in Nature of Business. Make, or permit any of its
              ----------------------------
     Subsidiaries to make, any material change in the nature of the business of the Borrower and its Subsidiaries taken as a whole as carried on at the date hereof.

          (f) Accounting Changes. Make or permit, or permit any of its
              ------------------
     Subsidiaries to make or permit, any change in accounting policies or reporting practices that would prevent the Borrower from preparing its Consolidated financial statements in accordance with GAAP.

          SECTION 5.03. Financial Covenants. So long as any Advance shall remain
                        -------------------
unpaid or any Lender shall have any Commitment hereunder, the Borrower will:

          (a) Leverage Ratio. Cause, on the last day of each Fiscal Quarter of
              --------------
     the Borrower, the ratio of (i) Consolidated Debt of the Borrower and its Subsidiaries on such date of determination to (ii) Consolidated EBITDA of the Borrower and its Subsidiaries for the four Fiscal Quarters ended on such date not to exceed 4.0 to 1.

          (b) Interest Coverage Ratio. Cause, on the last day of each Fiscal
              -----------------------
     Quarter of the Borrower, the ratio of (i) Consolidated EBITDA of the Borrower and its Subsidiaries for the four Fiscal Quarters ended on such date of determination to (ii) Consolidated interest expense of the Borrower and its Subsidiaries to the four Fiscal Quarters ended on such date not to be less than 2.5 to 1.

          (c) Certain Subsidiary Debt. Cause the aggregate outstanding principal
              -----------------------
     amount of all Debt of Rayonier Timberlands Operating Company not to exceed $800,000,000 at any time outstanding.

                                   ARTICLE VI

                                EVENTS OF DEFAULT

          SECTION 6.01. Events of Default. If any of the following events
                        -----------------
("Events of Default") shall occur and be continuing:
  -----------------

          (a) The Borrower shall fail to pay any principal of any Advance when the same becomes due and payable or the Borrower shall fail to pay any interest on any Advance or make any other payment due in connection with this Agreement or any Note within five days after the same becomes due and payable; or

          (b) Any representation or warranty made or deemed made by or on behalf of the Borrower herein or in any notice, report, certificate, financial statement, instrument, agreement or other writing delivered or prepared in connection with this Agreement, shall prove to have been incorrect in any material respect when made; or

          (c) (i) The Borrower shall fail to perform or observe any term, covenant or agreement contained in Section 5.01(f), (g) or (k), Section 5.02(a), (b), (c), (d) or (e) or Section 5.03, or (ii) the Borrower shall fail to perform or observe any other term, covenant or agreement contained in this Agreement on its part to be performed or observed if such failure shall remain unremedied for 30 days after written notice thereof shall have been given to the Borrower by the Agent or any Lender; or

          (d) (i) The Borrower or any of its Subsidiaries shall fail to pay any principal of or premium, interest or other amount payable with respect to any Debt that is outstanding in a principal amount of at least $10,000,000 in the aggregate (but excluding Debt outstanding hereunder) of the Borrower or such Subsidiary (as the case may be), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or (ii) any event shall occur or condition shall exist (including, without limitation, any event of the type described in clause
     (i) above) under any agreement or instrument relating to any Debt that is outstanding in a principal amount of at least $25,000,000 in the aggregate (but excluding Debt outstanding hereunder) of the Borrower or any of its Subsidiaries (as the case may be) and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate the maturity of such Debt, or any such Debt shall be accelerated, declared to be due and payable, or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or an offer to prepay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof; or

          (e) The Borrower or any of its Significant Subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Borrower or any of its Significant Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts, in each such case, under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 60 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or the Borrower or any of its Significant Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this subsection (e); or

          (f) Any judgment or order for the payment of money in excess of $10,000,000 shall be rendered against the Borrower or any of its Subsidiaries and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

          (g) Any non-monetary judgment or order shall be rendered against the Borrower or any of its Subsidiaries that could be reasonably expected to have a Material Adverse Effect, and there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

          (h) (i) Any Person or two or more Persons acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of
     1934), directly or indirectly, of Voting Stock of the Borrower (or other securities convertible into such Voting Stock) representing 30% or more of the combined voting power of all Voting Stock of the Borrower; or (ii) during any period of up to 24 consecutive months, commencing after the date of this Agreement, individuals who at the beginning of such 24-month period were directors of the Borrower shall cease for any reason (other than due to death or disability) to constitute a majority of the board of directors of the Borrower (except to the extent that individuals who at the beginning of such 24-month period were replaced by individuals (x) elected by 66-2/3% of the remaining members of the board of directors of the Borrower or (y) nominated for election by a majority of the remaining members of the board of directors of the Borrower and thereafter elected as directors by the shareholders of the Borrower); or (iii) any Person or two or more Persons acting in concert shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation, will result in its or their acquisition of, the power to exercise, directly or indirectly, a controlling influence over the management or policies of the Borrower; or (iv) the Borrower or an Affiliate of the Borrower shall cease to be the managing partner of Rayonier Timberlands Operating Company, L.P. ("RTOC") or the Borrower ceases to consolidate RTOC in its consolidated
       ----
     financial statements; or

          (i) Any ERISA Event shall have occurred and the sum (determined as of the date of occurrence of such ERISA Event) of the Insufficiency of the Plan with respect to which such ERISA Event shall have occurred and the Insufficiency of any and all other Plans with respect to which an ERISA Event shall have occurred and then exist (or the liability of the Borrower and its ERISA Affiliates related to any such ERISA Event) exceeds $10,000,000; or

          (j) The Borrower or any of its ERISA Affiliates shall have been notified by the sponsor of a Multiemployer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan in an amount that, when aggregated with all other amounts required to be paid to Multiemployer Plans by the Borrower and its ERISA Affiliates as Withdrawal Liability (determined as of the date of such notification), exceeds $10,000,000 or requires payments exceeding $5,000,000 per annum; or

          (k) The Borrower or any of its ERISA Affiliates shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, and as a result of such reorganization or termination the aggregate annual contributions of the Borrower and its ERISA Affiliates to all Multiemployer Plans that are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the plan years of such Multiemployer Plans immediately preceding the plan year in which such reorganization or termination occurs by an amount exceeding $10,000,000;

then, and in any such event, the Agent (i) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower, declare the obligation of each Lender to make Advances to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower, declare the Advances, all interest thereon and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Advances, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided, however, that in the
                                             --------  -------
event of an actual or deemed
entry of an order for relief with respect to the Borrower under the Federal Bankruptcy Code, (A) the obligation of each Lender to make Advances shall automatically be terminated and (B) the Advances, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.

                                   ARTICLE VII

                                    THE AGENT

          SECTION 7.01. Authorization and Action. Each Lender hereby appoints
                        ------------------------
and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement as are delegated to the Agent by the terms hereof, together with such powers and discretion as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement (including, without limitation, enforcement or collection of the Notes), the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding upon all Lenders and all holders of Notes; provided, however, that the Agent shall not be
                          --------  -------
required to take any action that exposes the Agent to personal liability or that is contrary to this Agreement or applicable law. The Agent agrees to give to each Lender prompt notice of each notice given to it by the Borrower pursuant to the terms of this Agreement.

          SECTION 7.02. Agent's Reliance, Etc. Neither the Agent nor any of its
                        ---------------------
directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Agent: (i) may treat the Lender that made any Advance as the holder of the Debt resulting therefrom until the Agent receives and accepts an Assumption Agreement entered into by an Assuming Lender as provided in Section 2.18 or an Assignment and Acceptance entered into by such Lender, as assignor, and an Eligible Assignee, as assignee, as provided in Section 8.07; (ii) may consult with legal counsel (including counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (iii) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations (whether written or oral) made in or in connection with this Agreement; (iv) shall not have any duty to ascertain or to inquire as to the performance, observance or satisfaction of any of the terms, covenants or conditions of this Agreement on the part of the Borrower or the existence at any time of any Default or to inspect the property (including the books and records) of the Borrower; (v) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; and (vi) shall incur no liability under or in respect of this Agreement by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopier, telegram or telex) believed by it to be genuine and signed or sent by the proper party or parties.

          SECTION 7.03. Citibank and Affiliates. With respect to its Commitment,
                        -----------------------
the Advances made by it and the Note issued to it, Citibank shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Agent; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include Citibank in its individual capacity. Citibank and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of, accept investment banking engagements from and generally engage in any kind of business with, the Borrower, any of its Subsidiaries and any Person who may do business with or own securities of the Borrower or any such Subsidiary, all as if Citibank were not the Agent and without any duty to account therefor to the Lenders. The Agent shall have no duty to disclose information obtained or received by it or any of its Affiliates relating to the Borrower or its Subsidiaries to the extent such information was obtained or received in any capacity other than as Agent.

          SECTION 7.04. Lender Credit Decision. Each Lender acknowledges that it
                        ----------------------
has, independently and without reliance upon the Agent or any other Lender and based on the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

          SECTION 7.05. Indemnification. The Lenders agree to indemnify the
                        ---------------
Agent (to the extent not reimbursed by the Borrower), ratably according to the respective principal amounts of the Revolving Credit Advances then owed to each of them (or if no Revolving Credit Advances are at the time outstanding, ratably according to the respective amounts of their Commitments), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of this Agreement or any action taken or omitted by the Agent under this Agreement (collectively, the "Indemnified
                                                              -----------
Costs"), provided that no Lender shall be liable for any portion of the
-----    --------
Indemnified Costs resulting from the Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse the Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, to the extent that the Agent is not reimbursed for such expenses by the Borrower. In the case of any investigation, litigation or proceeding giving rise to any Indemnified Costs, this Section 7.05 applies whether any such investigation, litigation or proceeding is brought by the Agent, any Lender or a third party.

          SECTION 7.06. Successor Agent. The Agent may resign at any time by
                        ---------------
giving written notice thereof to the Lenders and the Borrower and may be removed at any time with or without cause by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Agent, with the consent of the Borrower (which consent shall not be unreasonably withheld or delayed) if no Event of Default has occurred and is continuing. If no successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation or the Required Lenders' removal of the retiring Agent, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Article VII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

          SECTION 7.07. Other Agents. Each Lender hereby acknowledges that
                        ------------
neither the documentation agent nor any other Lender designated as any "Agent" on the signature pages hereof has any liability hereunder other than in its capacity as a Lender.

                                  ARTICLE VIII

                                  MISCELLANEOUS

          SECTION 8.01. Amendments, Etc. No amendment or waiver of any provision
                        ---------------
of this Agreement or the Revolving Credit Notes, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall,
                 --------  -------
unless in writing and signed by each of the Lenders directly affected thereby, do any of the following: (a) waive any of the conditions specified in Section 3.01, (b) increase the Commitments of such Lenders (other than pursuant to
Section 2.18) or subject such Lenders to any additional obligations, (c) reduce the principal of, or interest on, the Revolving Credit Advances or any fees or other amounts payable hereunder, (d) postpone any date fixed for any payment of principal of, or interest on, the Revolving Credit Advances or any fees or other amounts payable hereunder, (e) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Revolving Credit Advances that shall be required for the Lenders or any of them to take any action hereunder or
(f) amend this Section 8.01; and provided further that no amendment, waiver or
                                 -------- -------
consent shall, unless in writing and signed by the Agent in addition to the Lenders required above to take such action, affect the rights or duties of the Agent under this Agreement or any Note.

          SECTION 8.02. Notices, Etc. All notices and other communications
                        ------------
provided for hereunder shall be in writing (including telecopier, telegraphic or telex communication) and mailed, telecopied, telegraphed, telexed or delivered, if to the Borrower, at its address at 50 North Laura Street, Suite 1900, Jacksonville, Florida 32202, Attention: Treasurer, with a copy to: Corporate Secretary; if to any Initial Lender, at its Domestic Lending Office specified opposite its name on Schedule I hereto; if to any other Lender, at its Domestic Lending Office specified in the Assumption Agreement or the Assignment and Acceptance pursuant to which it became a Lender; and if to the Agent, at its address at Two Penns Way, New Castle, Delaware 19720, Attention: Bank Loan Syndications Department; or, as to the Borrower or the Agent, at such other address as shall be designated by such party in a written notice to the other parties and, as to each other party, at such other address as shall be designated by such party in a written notice to the Borrower and the Agent. All such notices and communications shall, when mailed, telecopied, telegraphed or telexed, be effective when deposited in the mails, telecopied, delivered to the telegraph company or confirmed by telex answerback, respectively, except that notices and communications to the Agent pursuant to Article II, III or VII shall not be effective until received by the Agent. Delivery by telecopier of an executed counterpart of any amendment or waiver of any provision of this Agreement or the Notes or of any Exhibit hereto to be executed and delivered hereunder shall be effective as delivery of a manually executed counterpart thereof.

          SECTION 8.03. No Waiver; Remedies. No failure on the part of any
                        -------------------
Lender or the Agent to exercise, and no delay in exercising, any right hereunder or under any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

          SECTION 8.04. Costs and Expenses. (a) The Borrower agrees to pay on
                        ------------------
demand all out-of-pocket costs and expenses of the Agent in connection with the preparation, execution, delivery, administration, modification and amendment of this Agreement, the Notes and the other documents to be delivered hereunder, including, without limitation, (A) all due diligence, syndication (including printing, distribution and bank meetings), transportation, computer, duplication, appraisal, consultant, and audit expenses and (B) the reasonable fees and expenses of counsel for the Agent with respect thereto and with respect to advising the Agent as to its rights and responsibilities under this Agreement, provided that all such costs and expenses of the Agent (other than
           --------
(i) fees and expenses of counsel for the Agent, (ii) printing costs of the Arrangers incurred in connection with the syndication of the Commitments and
(iii) expenses arising under Section 5.01(h)) in excess of $1,000 shall be subject to the prior consent of the Borrower, such consent not to be unreasonably withheld. The Borrower further agrees to pay on demand all costs and expenses of the Agent and the Lenders, if any (including, without limitation, reasonable counsel fees and expenses), in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement, the Notes and the other documents to be delivered hereunder, including, without limitation, reasonable fees and expenses of counsel for the Agent and each Lender in connection with the enforcement of rights under this
Section 8.04(a).

          (b) The Borrower agrees to indemnify, exonerate and hold harmless the Agent and each Lender and each of their Affiliates and their officers, directors, employees, agents, advisors, representatives and controlling persons (each, an "Indemnified Party") from and against any and all claims, damages,
           -----------------
losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation or proceeding or preparation of a defense in connection therewith)
(i) the Notes, this Agreement, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Advances or (ii) the actual or alleged presence of Hazardous Materials on any property currently or formerly owned or operated by the Borrower or any of its Subsidiaries or any Environmental Action relating in any way to the Borrower or any of its Subsidiaries, except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 8.04(b) applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by the Borrower, its directors, equityholders or creditors or an Indemnified Party or any other Person, whether or not any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated. The Borrower also agrees not to assert any claim for special, indirect, consequential or punitive damages against the Agent, any Lender, any of their Affiliates, or any of their respective officers, directors, employees, agents, advisors, representatives and controlling persons, on any theory of liability, arising out of or otherwise relating to (i) the Notes, this Agreement, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Advances or (ii) the actual or alleged presence of Hazardous Materials on an property of the Borrower or any of its Subsidiaries or any Environmental Action relating in any way to the Borrower or any of its Subsidiaries.

          (c) If any payment of principal of, or Conversion of, any Eurodollar Rate Advance is made by the Borrower to or for the account of a Lender other than on the last day of the Interest Period for such Advance, as a result of a payment or Conversion pursuant to Section 2.08(f) or (g), 2.09, 2.10 or 2.12, acceleration of the maturity of the Notes pursuant to Section 6.01 or for any other reason, or by an Eligible Assignee to a Lender other than on the last day of the Interest Period for such Advance upon an assignment of rights and obligations under this Agreement pursuant to Section 8.07 as a result of a demand by the Borrower pursuant to Section 8.07(a), the Borrower shall, upon demand by such Lender (with a copy of such demand to the Agent), pay to the Agent for the account of such Lender any amounts required to compensate such Lender for any additional losses, costs or expenses that it may reasonably incur as a result of such payment or Conversion, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain such Advance.

          (d) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in Sections 2.11, 2.14 and 8.04 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under the Notes.

          SECTION 8.05. Right of Set-off. Upon (i) the occurrence and during the
                        ----------------
continuance of any Event of Default and (ii) the making of the request or the granting of the consent specified by Section 6.01 to authorize the Agent to declare the Notes due and payable pursuant to the provisions of Section 6.01, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender or such Affiliate to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement and the Note held by such Lender, whether or not such Lender shall have made any demand under this Agreement or such Note and although such obligations may be unmatured. Each Lender agrees promptly to notify the Borrower after any such set-off and application, provided that the failure to give such
                                        --------
notice shall not affect the validity of such set-off and application. The rights of each Lender and its Affiliates under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Lender and its Affiliates may have.

          SECTION 8.06. Binding Effect. This Agreement shall become effective
                        --------------
(other than Sections 2.01 and 2.03, which shall only become effective upon satisfaction of the conditions precedent set forth in Section 3.01) when it shall have been executed by the Borrower and the Agent and when the Agent shall have been notified by each Initial Lender that such Initial Lender has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, the Agent and each Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders.

          SECTION 8.07. Assignments and Participations. (a) Each Lender may and,
                        ------------------------------
if demanded by the Borrower (following a demand by such Lender pursuant to
Section 2.11 or 2.14) upon at least five Business Days' notice to such Lender and the Agent, will assign to one or more Persons all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the Revolving Credit Advances owing to it and the Revolving Credit Note or Notes held by it); provided, however, that (i) other
                                            --------  -------
than in the case of an assignment to an Affiliate of such Lender, another Lender, or assignments of the type described in subsection (g) below, such Lender shall have obtained the prior written consent of the Agent and, unless an Event of Default has occurred and is continuing, the Borrower, such consent not to be unreasonably withheld, (ii) each such assignment shall be of a constant, and not a varying, percentage of all rights and obligations under this Agreement (other than any right to make Competitive Bid Advances, Competitive Bid Advances owing to it and Competitive

Bid Notes), (iii) except in the case of an assignment to a Person that, immediately prior to such assignment, was a Lender or an assignment of all of a Lender's rights and obligations under this Agreement, the amount of the Commitment of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $5,000,000 and shall be an integral multiple of $1,000,000 unless the Borrower and the Agent otherwise agree, and if the assigning Lender is assigning less than all of its Commitments after giving effect to such assignment, the amount of the commitment of the assigning Lender shall be equal to or greater than $5,000,000, (iv) each such assignment shall be to an Eligible Assignee, (v) each such assignment made as a result of a demand by the Borrower pursuant to this Section 8.07(a) shall be arranged by the Borrower after consultation with the Agent and shall be either an assignment of all of the rights and obligations of the assigning Lender under this Agreement or an assignment of a portion of such rights and obligations made concurrently with another such assignment or other such assignments that together cover all of the rights and obligations of the assigning Lender under this Agreement, (vi) no Lender shall be obligated to make any such assignment as a result of a demand by the Borrower pursuant to this
Section 8.07(a) unless and until such Lender shall have received one or more payments from either the Borrower or one or more Eligible Assignees in an aggregate amount at least equal to the aggregate outstanding principal amount of the Advances owing to such Lender, together with accrued interest thereon to the date of payment of such principal amount and all other amounts payable to such Lender under this Agreement, and (vi) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with any Revolving Credit Note subject to such assignment and a processing and recordation fee of $3,500 (such fee payable by the assignor or assignee, as agreed by the parties). Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (y) the Lender assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (other than its rights under Section 2.11, 2.14 and 8.04 to the extent any claim thereunder relates to an event arising prior to such assignment) and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

          (b) By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in
Section 4.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement as are delegated to the Agent by the terms hereof, together with such powers and discretion as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as a Lender.

          (c) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee representing that it is an Eligible Assignee, together with any Revolving Credit Note or Notes subject to such assignment, the Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit C hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and
(iii) give prompt notice thereof to the Borrower.

          (d) The Agent shall maintain at its address referred to in Section
8.02 a copy of each Assumption Agreement and each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of each of the Lenders and the Commitment of, and principal amount of the Advances owing to, each Lender from time to time (the "Register"). The
                                                              --------
entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

          (e) Each Lender may sell participations to one or more banks or other entities (other than the Borrower or any of its Affiliates) in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the Advances owing to it and any Note or Notes held by it); provided, however, that (i) such Lender's obligations
                           --------  -------
under this Agreement (including, without limitation, its Commitment to the Borrower hereunder) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations,
(iii) such Lender shall remain the holder of any such Note for all purposes of this Agreement, (iv) the Borrower, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and (v) no participant under any such participation shall have any right to approve any amendment or waiver of any provision of this Agreement or any Note, or any consent to any departure by the Borrower therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, or postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation.

          (f) Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 8.07, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower; provided that, prior to any such disclosure, the assignee or
              --------
participant or proposed assignee or participant shall agree to preserve the confidentiality of any Confidential Information relating to the Borrower received by it from such Lender.

          (g) Notwithstanding any other provision set forth in this Agreement, any Lender may at any time create a security interest (or any other similar interest) in all or any portion of its rights under this Agreement (including, without limitation, the Advances owing to it and any Note or Notes held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

          (h) Notwithstanding anything to the contrary contained herein, any Lender (a "Granting Bank") may grant to a special purpose funding vehicle (a
           -------- ----
"SPC"), identified as such in writing from time to time by the Granting Bank to
 ---
the Agent and the Borrower, the option to provide to the Borrower all or any part of any Advance that such Granting Bank would otherwise be obligated to make to the Borrower pursuant to this Agreement; provided that (i) nothing herein
                                            -------- ----
shall constitute a commitment by any SPC to make any Advance, (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Advance, the Granting Bank shall be obligated to make such Advance pursuant to the terms hereof. The making of an Advance by an SPC hereunder shall utilize the Commitment of the Granting Bank to the same extent, and as if, such Advance were made by such Granting Bank. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Bank). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof. In addition, notwithstanding anything to the contrary contained in this Section, any SPC may (i) with notice to, but without the prior written consent of, the Borrower and the Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Advances to the Granting Bank or to any financial institutions (consented to by the Borrower and Agent) providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Advances and (ii) disclose on a confidential basis any non-public information relating to its Advances to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC. This section may not be amended without the written consent of the SPC.

          SECTION 8.08. Confidentiality. Neither the Agent nor any Lender shall
                        ---------------
disclose any Confidential Information to any other Person without the consent of the Borrower other than (a) to the Agent's or such Lender's Affiliates and their officers, directors, employees, agents and advisors and, as contemplated by
Section 8.07(f), to actual or prospective assignees and participants, and then only on a confidential basis, (b) as required by any law, rule or regulation or judicial process and (c) as requested or required by any state, federal or foreign authority or examiner regulating banks or banking.

          SECTION 8.09. Governing Law. This Agreement and the Notes shall be
                        -------------
governed by, and construed in accordance with, the laws of the State of New
York.

          SECTION 8.10. Execution in Counterparts. This Agreement may be
                        -------------------------
executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

          SECTION 8.11. Jurisdiction, Etc. (a) Each of the parties hereto hereby
                        -----------------
irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the Notes, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement or the Notes in the courts of any jurisdiction.

          (b) Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the Notes in any New York State or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

          SECTION 8.12. Waiver of Jury Trial. Each of the Borrower, the Agent
                        --------------------
and the Lenders hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or the Notes or the actions of the Agent or any Lender in the negotiation, administration, performance or enforcement thereof.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                                   RAYONIER INC.


                                                   By
                                                      --------------------------
                                                       Title:


                                                   CITIBANK, N.A.,
                                                       as Agent


                                                   By
                                                      --------------------------
                                                       Title:

                                 Initial Lenders
                                 ---------------

Commitment
----------

                              Administrative Agent
                              ---------------------

$26,444,445                                        CITIBANK, N.A.


                                                   By
                                                      --------------------------
                                                       Title:

                               Syndication Agents
                               ------------------

$26,444,444                                        BANK OF AMERICA, N.A.


                                                   By
                                                      --------------------------
                                                       Title:


$22,666,667                                        THE BANK OF NEW YORK


                                                   By
                                                      --------------------------
                                                       Title:

$22,666,667                                        SUNTRUST BANK


                                                   By
                                                      --------------------------
                                                       Title:

                                     Lenders
                                     -------

$11,333,333                                        COMPASS BANK


                                                   By
                                                      --------------------------
                                                       Title:


$11,333,333                                        CREDIT SUISSE FIRST BOSTON


                                                   By
                                                      --------------------------
                                                       Title:


$18,888,889                                        JPMORGAN CHASE BANK


                                                   By
                                                      --------------------------
                                                       Title:


$11,333,333                                        THE NORTHERN TRUST COMPANY


                                                   By
                                                      --------------------------
                                                       Title:


$18,888,889                                        WACHOVIA BANK N.A.


                                                   By
                                                      --------------------------
                                                       Title:

$170,000,000      Total of the Commitments